UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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DASAN ZHONE SOLUTIONS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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DASAN ZHONE SOLUTIONS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 22, 2018
10:00 a.m. Pacific Time

To our stockholders:
You are cordially invited to attend our 2018 annual meeting of stockholders, which will be held at the principal executive offices of DASAN Zhone Solutions, Inc., located at 7195 Oakport Street, Oakland, California 94621 on May 22, 2018 at 10:00 a.m. Pacific Time. We are holding the annual meeting for the following purposes:

1.	To elect the following two members of the Board of Directors to serve for three-year terms as Class II Directors: Sung-Bin Park and Rolf Unterberger;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

3.	To approve an amendment to the DASAN Zhone Solutions, Inc. 2017 Incentive Award Plan;

4.	To approve the DASAN Zhone Solutions, Inc. 2018 Employee Stock Purchase Plan; and

5.	To transact other business that may properly come before the annual meeting or any adjournments or postponements of the meeting.
These items are fully described in the proxy statement, which is part of this notice. We have not received notice of other matters that may be properly presented at the annual meeting.
Only stockholders of record at the close of business on April 12, 2018, the record date, will be entitled to vote at the annual meeting. Your vote is very important. Whether or not you expect to attend the annual meeting in person, please complete, sign, date and return the enclosed proxy card or vote electronically via the Internet or over the telephone as soon as possible to ensure that your shares are represented at the annual meeting. If your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, you must provide your broker, bank or other nominee with instructions on how to vote your shares. For specific instructions on voting procedures, please refer to the section entitled “Voting Procedures” beginning on page 1 of the proxy statement and the instructions on the proxy card.

By Order of the Board of Directors

Il Yung Kim
President and Chief Executive Officer
Oakland, California
April 20, 2018

YOUR VOTE IS IMPORTANT.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON,
PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD OR SUBMIT
YOUR PROXY ELECTRONICALLY VIA THE INTERNET OR OVER THE TELEPHONE BY
FOLLOWING THE ENCLOSED INSTRUCTIONS.

DASAN ZHONE SOLUTIONS, INC.
7195 Oakport Street
Oakland, California 94621

PROXY STATEMENT
The Board of Directors of DASAN Zhone Solutions, Inc. solicits your proxy for use at the annual meeting of stockholders to be held on May 22, 2018 at 10:00 a.m. Pacific Time at DASAN Zhone Solutions, Inc., 7195 Oakport Street, Oakland, California 94621, and at any adjournments or postponements of the meeting, for the purposes set forth in the “Notice of Annual Meeting of Stockholders.” We made copies of this proxy statement available to stockholders beginning on or about April 20, 2018. As used in this proxy statement, the terms “DZS,” “we,” “us” and “our” refer to DASAN Zhone Solutions, Inc. and its consolidated subsidiaries.
VOTING RIGHTS AND PROCEDURES

Record Date and Shares Entitled to Vote
Only stockholders of record at the close of business on the record date, April 12, 2018, will be entitled to vote at the annual meeting. These stockholders are entitled to cast one vote for each share of common stock held as of the record date on all matters properly submitted for the vote of stockholders at the annual meeting. As of the record date, there were approximately 16,440,829 shares of our common stock outstanding and entitled to vote at the annual meeting.
Stockholder of Record: Shares Registered in Your Name
If on April 12, 2018 your shares were registered directly in your name with our transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we request that you fill out and return the enclosed proxy card or vote by proxy on the Internet or over the telephone as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If on April 12, 2018 your shares are registered not in your name, but rather in an account at a brokerage firm, bank, dealer or similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by the organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a “legal proxy” from your broker or other agent authorizing you to vote your shares in person.
Quorum and Vote Required
A quorum of stockholders is necessary to hold a valid annual meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. In the election of directors, the two nominees who receive the highest number of affirmative votes will be elected as directors. All other proposals require the affirmative vote of a majority of the votes cast at the annual meeting.

Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present, but they will not be counted as votes cast on any matter. Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. Because abstentions and broker non-votes will not be considered votes cast, they will have no effect on the outcome of any proposal.
Voting Procedures
Your vote is important. Whether or not you plan to attend the annual meeting in person, please complete, sign, date and return the enclosed proxy card, vote by proxy on the Internet, or by proxy over the telephone as soon as possible to ensure that your vote is recorded promptly. Voting by proxy does not deprive you of your right to attend the annual meeting and to vote your shares in person.
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card, vote by proxy on the Internet or vote by proxy over the telephone. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•
To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•	To vote on the Internet, go to www.envisionreports.com/DZSI to complete an electronic proxy card. Follow the steps outlined on the secured website.

•
To vote over the telephone, dial toll-free 1-800-652-VOTE (8683) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 10:00 a.m. Pacific Time on May 22, 2018 to be counted.

If you return a signed proxy card but do not fill out the voting instructions on the proxy card, the persons named as proxies will vote the shares represented by your proxy “FOR” Proposals 1, 2, 3 and 4. If any other matters are properly presented for voting at the annual meeting, or any adjournments or postponements of the annual meeting, the proxy card will confer discretionary authority on the individuals named as proxies to vote the shares represented by the proxies in their discretion. We have not received notice of other matters that may properly be presented for voting at the annual meeting.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from DZS. Your broker, bank or other nominee may allow you to deliver your voting instructions over the Internet or by telephone. Please see the voting instruction card from your broker, bank or other nominee that accompanies this proxy statement. If you complete and submit your proxy card, the persons named as proxies will vote the shares represented by your proxy card in accordance with your instructions.
Under the rules that govern how brokers may vote shares held in street name, brokers do not have the discretion to vote your shares on any non-routine matters. The only proposal at the meeting that is considered a routine matter under applicable rules is the proposal to ratify the appointment of independent registered public accounting firm for the fiscal year ending December 31, 2018. Therefore, unless you provide voting instructions to any broker holding shares on your behalf, your broker may not use discretionary authority to vote your shares on any of the proposals described in this proxy statement other than the ratification of our independent registered public accounting firm. Please vote your proxy so your vote on these matters can be counted.
Revocation
You may revoke your proxy at any time before your proxy is voted at the annual meeting by taking any of the following actions: (1) submitting another proxy card bearing a later date, (2) delivering written notice of revocation to our Corporate Secretary at 7195 Oakport Street, Oakland, California 94621, or (3) attending the annual meeting and voting in person, although attendance at the annual meeting will not, by itself, revoke a proxy. If your shares are held in “street name,” you must contact your broker, bank or other nominee to revoke any prior instructions.
Proxy Solicitation Costs
We will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing and mailing of this proxy statement and any additional solicitation material that we may provide to stockholders. The original solicitation of proxies by mail may be supplemented by solicitation by mail, telephone, fax, personal interviews or other methods of communication by our directors, officers and employees. We will not pay any additional compensation to directors, officers or other employees for such services, but may reimburse them for reasonable out-of-pocket expenses in connection with such solicitation.
Admission to the Annual Meeting
Only our stockholders, as of the close of business on April 12, 2018, and other persons holding valid proxies for the annual meeting are entitled to attend the annual meeting. You should be prepared to present valid government issued photo identification for admittance. In addition, if you are not a stockholder of record but hold shares in “street name,” you will need to provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker or a copy of a brokerage statement showing your share ownership as of April 12, 2018. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the annual meeting. The annual meeting will be held at our principal executive offices, located at 7195 Oakport Street, Oakland, California 94621. For directions, please call (510) 777-7000.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 22, 2018
Electronic copies of our proxy statement and our annual report are available at the website www.envisionreports.com/DZSI.
Stockholders Sharing the Same Address
The rules promulgated by the Securities and Exchange Commission, or the SEC, permit companies, brokers, banks or other intermediaries to deliver a single copy of an annual report, proxy statement or notice of Internet availability of proxy materials to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings, save significant printing and postage costs, and conserve natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary, and have consented to householding, either affirmatively or implicitly by not objecting to householding, will receive only one copy of our annual report, proxy statement and any notice of Internet availability of proxy materials. If you would like to opt out of or into this practice for future mailings, and receive separate or multiple annual reports, proxy statements and notices of Internet availability of proxy materials for stockholders sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate annual report, proxy statement or any notice of Internet availability of proxy materials without charge by sending a written request to DASAN Zhone Solutions, Inc., Attention: Investor Relations, 7195 Oakport Street, Oakland, California 94621, or by calling us at (510) 777-7013. We will promptly send additional copies of the annual report or proxy statement or any notice of Internet availability of proxy materials upon receipt of such request. Stockholders sharing an address who now receive multiple copies of our annual report, proxy statement and any notice of Internet availability of proxy materials may request delivery of a single copy by contacting us as indicated above, or by contacting their broker, bank or other intermediary. Householding does not apply to stockholders with shares registered directly in their name.
Recommendation of the Board of Directors
Our Board of Directors unanimously recommends that you vote “FOR” the election of the director nominees (Proposal 1); “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal 2); “FOR” the approval of the amendment to the DASAN Zhone Solutions, Inc. 2017 Incentive Award Plan (Proposal 3); and “FOR” the approval of the DASAN Zhone Solutions, Inc. 2018 Employee Stock Purchase Plan (Proposal 4).

YOUR VOTE IS IMPORTANT.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON,
PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD OR SUBMIT YOUR
PROXY ELECTRONICALLY VIA THE INTERNET OR OVER THE TELEPHONE BY
FOLLOWING THE ENCLOSED INSTRUCTIONS.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
We are dedicated to maintaining the highest standards of business integrity. It is our belief that adherence to sound principles of corporate governance, through a system of checks, balances and personal accountability is vital to protecting our reputation, assets, investor confidence and customer loyalty. Above all, the foundation of our integrity is our commitment to sound corporate governance. Our corporate governance principles and Code of Conduct and Ethics can be found in the “Corporate Governance” section of our website at http://dasanzhone.com/about/investor-relations/corporate-governance/.
Board Structure
On September 9, 2016, we acquired Dasan Network Solutions, Inc., a California corporation (DNS), through the merger of a wholly owned subsidiary with and into DNS, with DNS surviving as our wholly owned subsidiary (the Merger). At the closing of the Merger, Zhone Technologies, Inc. changed its name to DASAN Zhone Solutions, Inc. and issued 9,493,016 shares of our common stock (as adjusted for the one-for-five reverse stock split of our common stock effected in February 2017) to DASAN Networks, Inc. (DNI), as the then sole stockholder of DNS, of which 949,302 shares (as adjusted for the reverse stock split) are being held in escrow as security for claims for indemnifiable losses in accordance with the agreement governing the Merger (the Merger Agreement). As a result, immediately following the effective time of the Merger, DNI held 58% of the outstanding shares of our common stock and the holders of our common stock immediately prior to the Merger retained, in the aggregate, 42% of the outstanding shares of our common stock. For periods prior to the Merger, we refer to Zhone Technologies, Inc. as “Legacy Zhone.”
On September 9, 2016, effective as of the effective time of the Merger and in accordance with the terms of the Merger Agreement, (1) two Legacy Zhone directors resigned from our Board of Directors, (2) the size of our Board of Directors was increased from five to seven directors, (3) the Board of Directors appointed Min Woo Nam, Il Yung Kim, Seong Gyun Kim and Sung-Bin Park to fill the vacancies on the Board resulting from the resignations and the newly created directorships, and (4) Mr. Nam was elected as Chairman of our Board of Directors. As required by the Merger Agreement, the appointments of Messrs. Nam, Kim, Kim and Park to the Board of Directors were designated by DNI.
In connection with the Merger, effective as of September 9, 2016, we amended our bylaws to provide that, from the closing of the Merger until September 9, 2018: (1) the number of directors constituting our Board of Directors shall be seven and (2) subject to the failure of any director to be re-elected to the Board of Directors by our stockholders, the Board of Directors shall be composed of the four directors designated at the closing by DNI (or a replacement approved by a majority of the remaining DNI-designated directors (or their replacements)) and the three directors designated at the closing by Legacy Zhone (or a replacement approved by a majority of the remaining directors designated at the closing by Legacy Zhone (or their replacements)). With respect to our 2018 annual meeting of stockholders, our bylaws require that the nominees for election to the relevant Class of the Board of Directors at such meeting be comprised of the director(s) of that Class designated at the closing by DNI and Legacy Zhone (or a replacement approved by the applicable remaining directors, as described above). Of the two nominees for election at the 2018 annual meeting, Sung-Bin Park was designated at the closing by DNI and Rolf Unterberger (the replacement of a director previously designated by Legacy Zhone, as described below) was approved by the remaining Legacy Zhone director.
In connection with the Merger and in accordance with the terms of the Merger Agreement, on September 9, 2016, we also entered into a stockholder agreement with DNI (the Stockholder Agreement), pursuant to which DNI has agreed, on the terms set forth therein, to vote its shares of our common stock until September 9, 2018 (1) in favor of the election of each person who is nominated by the Board of Directors for election to the Board in accordance with our bylaws and (2) against the removal of any such director unless such removal is recommended by a resolution approved by the affirmative vote of at least two-thirds of the entire Board of Directors.
On September 11, 2017, in connection with the first anniversary of the Merger and the progress successfully attained in the integration of the businesses of Legacy Zhone and DNS, we announced that the Legacy Zhone senior management team of James Norrod and Kirk Misaka were stepping down from their respective roles as Co-Chief Executive Officer and Chief Financial Officer. Messrs. Norrod and Misaka had been serving in those roles under one-year employment agreements to ensure a smooth transition and integration of the businesses of Legacy Zhone and DNS. Mr. Norrod resigned from DZS, including from our Board of Directors, as part of this management transition effective as of September 11, 2017. Mr. Misaka had agreed to remain in our employ as Corporate Treasurer and Secretary for a transitional period to assist with the transition of his responsibilities. Mr. Misaka resigned from DZS effective as of February 9, 2018. Also effective as of September 11, 2017, Richard Kramlich resigned from the Board of Directors to focus on his other business endeavors. Under our bylaws, as Messrs. Norrod and Kramlich were designated by Legacy Zhone at the closing of the Merger, any director appointed to fill the vacancies created by their resignations must be approved by Michael Connors, as the remaining Legacy Zhone director designee. On April 9, 2018, Rolf Unterberger was appointed to the Board of Directors to fill the vacancy created by the resignation of Mr. Norrod, which appointment was approved by Dr. Connors (as the remaining Legacy Zhone director designee) in accordance with our bylaws.
The positions of Chairman and Chief Executive Officer are separate. The Board of Directors believes its current leadership structure is appropriate at this time to maximize the effectiveness of its oversight of management and to provide a perspective that is separate and distinct from that of management. The Board of Directors also believes the separation of the Chairman and Chief Executive Officer roles allows our Chief Executive Officer to focus his time and energy on operating and managing our business and leverages the Chairman’s experience and perspectives.
Board Independence
The Board of Directors has affirmatively determined that each member of the Board of Directors, other than Min Woo Nam and Il Yung Kim, is independent under the criteria established by The Nasdaq Stock Market, or Nasdaq, for independent board members. At the conclusion of the regularly scheduled Board of Directors meetings, the independent directors have the opportunity to and regularly meet outside of the presence of our management. In addition, each member of the Audit Committee of the Board of Directors is currently an independent director in accordance with Nasdaq standards.
We have elected to be treated as a “controlled company” under Nasdaq Marketplace Rules because more than 50% of the voting power for the election of directors is held by DNI. As a “controlled company,” we may rely on exemptions from certain corporate governance requirements under Nasdaq Marketplace Rules, including the requirement that we have a majority of independent directors on the Board of Directors and requirements with respect to compensation and nominating and corporate governance committees. Accordingly, although the majority of our Board of Directors is currently made up of independent directors, Mr. Nam, who is not an independent director in accordance with Nasdaq standards, currently serves on both the Compensation Committee and the Corporate Governance Nominating Committee.
Committee Composition
As of the date of this proxy statement, we had the following three standing committees: (1) Audit Committee, (2) Compensation Committee, and (3) Corporate Governance and Nominating Committee. The membership during the last fiscal year and the function of each of the committees are described below. Each of the committees operates under a written charter which can be found on the “Corporate Governance” section of our website at www.dasanzhone.com.

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Michael Connors(1)	Member	Member	Member
Il Yung Kim
Seong Gyun Kim	Chair
C. Richard Kramlich (1)	Member	Member	Member
Min Woo Nam		Chair	Chair
James Norrod (2)
Sung-Bin Park	Member	Member	Member
Rolf Unterberger (3)
Number of Meetings in 2017	5	4	4

(1)
Effective as of September 11, 2017, Mr. Kramlich resigned from his position as a director of DZS and member of the Compensation Committee and Corporate Governance and Nominating Committee, and Dr. Connors was appointed as a member of both committees to fill the resulting vacancies.

(2)	Mr. Norrod stepped down from his position as Co-Chief Executive Officer and resigned as a director of DZS effective as of September 11, 2017.
(3)	Mr. Unterberger was appointed as a director of DZS on April 9, 2018 to fill the vacancy created by the resignation of Mr. Norrod.

Audit Committee
The Audit Committee reviews the professional services provided by our independent registered public accounting firm, the independence of such independent registered public accounting firm from our management, and our annual and quarterly financial statements. The Audit Committee also reviews such other matters with respect to our accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention. The responsibilities and activities of the Audit Committee are described in greater detail in the section entitled “Audit Committee Report.”
Each member of the Audit Committee is an independent director under the criteria established by Nasdaq. Our Board of Directors has also determined that each member of the Audit Committee qualifies as an “audit committee financial expert,” as that term is defined in the rules and regulations established by the SEC. Stockholders should understand that this designation is a disclosure requirement of the SEC related to the experience and understanding of our Audit Committee members with respect to certain accounting and auditing matters. The designation does not impose upon them any duties, obligations or liabilities that are greater than are generally imposed on them as a member of the Audit Committee and the Board of Directors, and their designation as audit committee financial experts pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board of Directors.
Compensation Committee
The Compensation Committee is responsible for establishing and monitoring policies governing the compensation of executive officers. In carrying out these responsibilities, the Compensation Committee is responsible for reviewing the performance and compensation levels for executive officers, establishing salary and bonus levels for these individuals, and approving stock option grants for these individuals under our stock option plans. The objectives of the Compensation Committee are to correlate executive officer compensation with our business objectives and financial performance, and to enable us to attract, retain and reward executive officers who contribute to the long-term success of the company. The Compensation Committee seeks to reward executive officers in a manner consistent with our annual and long-term performance goals, and to recognize individual initiative and achievement among executive officers. For additional information concerning the Compensation Committee, see “Executive Compensation—Compensation Discussion and Analysis.”
Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee develops and reviews corporate governance principles applicable to the company, identifies individuals qualified to serve as directors, selects or recommends nominees to the Board of Directors for the election of directors, and advises the Board of Directors with respect to Board of Directors and committee composition. The Corporate Governance and Nominating Committee is also responsible for reviewing with the Board of Directors from time to time the appropriate skills and characteristics required of Board of Directors members in the context of the current size and make-up of the Board of Directors. This assessment includes issues of diversity of professional experience, viewpoint, age, skills (such as understanding of manufacturing, technology, finance and marketing), and international background. These factors, and any other qualifications considered useful by the Corporate Governance and Nominating Committee, are reviewed in the context of an assessment of the perceived needs of the Board of Directors at a particular point in time. As a result, the priorities and emphasis of the Corporate Governance and Nominating Committee and of the Board of Directors may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective Board of Directors members. Therefore, while focused on the achievement and the ability of potential candidates to make a positive contribution with respect to such factors, the Corporate Governance and Nominating Committee has not established any specific minimum criteria or qualifications that a nominee must possess.

Subject to the requirements under our bylaws with respect to elections to the Board of Directors prior to the second anniversary of the Merger (as described above), in selecting or recommending candidates for election to the Board of Directors, the Corporate Governance and Nominating Committee considers nominees recommended by directors, management and stockholders using the same criteria to evaluate all candidates. The Corporate Governance and Nominating Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon the identification of a qualified candidate, the Corporate Governance and Nominating Committee would select, or recommend for consideration by the full Board of Directors, the nominee for the election of directors. The Corporate Governance and Nominating Committee may engage consultants or third party search firms to assist in identifying and evaluating potential nominees. To recommend a prospective nominee for the Corporate Governance and Nominating Committee’s consideration, stockholders should submit the candidate’s name and qualifications to our Corporate Secretary in writing to the following address: DASAN Zhone Solutions, Inc., Attention: Corporate Secretary, 7195 Oakport Street, Oakland, California 94621. When submitting candidates for nomination to be elected at the annual meeting of stockholders, stockholders must also follow the notice procedures and provide the information required by our bylaws. See “—Board Structure” above for a discussion of requirements with respect to the composition of the Board of Directors prior to September 9, 2018.
Special Committee
Pursuant to the Merger Agreement, the Board of Directors has also established a Special Committee which is responsible for administering certain post-closing provisions of the Merger Agreement on our behalf. Michael Connors is currently the sole member of the Special Committee. The Special Committee did not hold any meetings during the year ended December 31, 2017.
Board Meetings and Director Attendance at Annual Meetings of Stockholders
During the year ended December 31, 2017, the Board of Directors of DZS held seven meetings. During this period, all of the directors attended or participated in at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which each such director served, in each case during the period for which they were directors of DZS. We endeavor to schedule our annual meeting of stockholders at a time and date to maximize attendance by directors taking into account the directors’ schedules. One of our directors attended last year’s annual meeting of stockholders.
Board of Directors’ Role in Risk Oversight
The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the company’s risks. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Audit Committee oversees management of financial risks and discusses our policies with respect to risk assessment and risk management. The Corporate Governance and Nominating Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest.
The Board of Directors’ role in our risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the company, including operational, financial, legal and regulatory, and strategic and reputational risks. The full Board of Directors (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate “risk owner” within the organization to enable it to understand our risk identification, risk management and risk mitigation strategies. When a committee receives the report, the Chairman of the relevant committee reports on the discussion to the full Board of Directors during the committee reports portion of the next Board of Directors meeting. This enables the Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Communications with the Board of Directors
Any stockholder wishing to communicate with any of our directors regarding corporate matters may write to the director, c/o Corporate Secretary, DASAN Zhone Solutions, Inc., 7195 Oakport Street, Oakland, California 94621. The Corporate Secretary will forward these communications directly to the director(s). However, certain correspondence such as spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material may be forwarded elsewhere within the company for review and possible response.

PROPOSAL 1:
ELECTION OF DIRECTORS
Overview
In accordance with our certificate of incorporation, we divide our Board of Directors into three classes, with Class I consisting of two members, Class II consisting of two members, and Class III consisting of two members. We elect one class of directors to serve a three year term at each annual meeting of stockholders. At this year’s annual meeting of stockholders, we will elect two Class II directors to hold office until the 2021 annual meeting of stockholders (or until their successors are duly elected and qualified). We currently have one vacancy on the Board of Directors (as a result of the resignation of Richard Kramlich in September 2017). We do not intend to fill this vacancy at this time, but may elect to do so in the future.
The Board of Directors unanimously nominated Sung-Bin Park and Rolf Unterberger as Class II nominees for election to the Board of Directors. As discussed in “Corporate Governance Principles and Board Matters – Board Structure” above, Mr. Park was designated by DNI for appointment to the Board of Directors in connection with the Merger and for re-election at the 2018 annual meeting in accordance with the Merger Agreement and our bylaws, and Mr. Unterberger was approved by Dr. Connors (as the remaining Legacy Zhone director) for appointment to the Board of Directors on April 9, 2018 in accordance with our bylaws.
Unless proxy cards are otherwise marked, the persons named as proxies will vote all proxies received “FOR” the election of Messrs. Park and Unterberger. If any director nominee is unable or unwilling to serve as a nominee at the time of the annual meeting, then, subject to the requirements of our bylaws and the Stockholder Agreement, the persons named as proxies may vote either (1) for a substitute nominee designated by the present Board of Directors to fill the vacancy or (2) for the balance of the nominees, leaving a vacancy. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve if elected as a director. Abstentions and broker non-votes will have no effect on the vote.
The following table sets forth for each nominee to be elected at the annual meeting and for each director whose term of office will extend beyond the annual meeting, the age of each nominee or director, the positions currently held by each nominee or director with the company, the year in which each nominee’s or director’s current term will expire, and the class of director of each nominee or director.

Name	Age	Position	Term Expires	Class
Min Woo Nam	55	Chairman of the Board of Directors	2019	III
Michael Connors	76	Director	2020	I
Il Yung Kim	61	President, Chief Executive Officer and Director	2019	III
Seong Gyun Kim	51	Director	2020	I
Sung-Bin Park	51	Director	2018	II
Rolf Unterberger	51	Director	2018	II
All of our directors bring to the Board of Directors a wealth of executive leadership experience derived from their service as executives or managing directors of small, large and multinational corporations or venture capital firms. They also bring extensive board experience. The process undertaken by the Corporate Governance and Nominating Committee in recommending qualified director candidates is described above under “Corporate Governance Principles and Board Matters—Committee Composition—Corporate Governance and Nominating Committee.” See also “Corporate Governance Principles and Board Matters—Board Structure” above for a discussion of requirements with respect to our Board of Directors prior to September 9, 2018. Certain individual qualifications and skills of our directors that contribute to the Board of Directors’ effectiveness as a whole are described in the following paragraphs.
Class II Directors with Terms Expiring at this Annual Meeting
Sung-Bin Park has served as a director of DZS since the consummation of the Merger on September 9, 2016. Mr. Park is a co-founder and Managing Director of TransLink Capital (a U.S.-based venture capital firm), a position he has held since February 2009. Mr. Park is also a founder and Chief Executive Officer of SPK Inc. (which provides Korean business development services to U.S.-

based start-ups) and Spark and Associates (a consulting firm providing big data analytics services), positions he has held since May 2002 and November 2010, respectively. Mr. Park earned an M.B.A. from Stanford University and a B.S. in Materials Science and Engineering from Massachusetts Institute of Technology. We believe Mr. Park is well suited to serve on our Board of Directors given his extensive knowledge providing Korean business development services to U.S.-based companies as founder and Chief Executive Officer of SPK Inc.
Rolf Unterberger has served as a director of DZS since April 9, 2018. Mr. Unterberger is Managing Director/Partner of Executive Interim Partners GmbH (a position he has held since June 2015) and Founder and Chief Executive Officer of RMU CAPITAL GmbH, a management consulting company (a position he has held since January 2011). From June 2016 to January 2018, Mr. Unterberger also served as Chief Executive Officer of Keymile GmbH in Germany, a leading manufacturer of telecommunications systems for broadband access. From February 2012 to December 2014, Mr. Unterberger served as Chief Sales & Marketing Officer and member of the Executive Board of Frequentis AG in Austria, a safety-critical communication and information solutions supplier. From December 2008 to January 2012, Mr. Unterberger served as Executive Partner – Managing Director at Accenture GmbH, a management consultancy firm. Prior to November 2008, Mr. Unterberger held various leadership positions at Siemens AG and its affiliates, an electrical engineering and electronics equipment manufacturer, over a period of approximately 20 years. Mr. Unterberger is currently Vice Chairman of the Board of Directors of Euromicron AG, a technology company listed on the Frankfurt stock exchange, and an Advisory Board Member of Melboss Music Inc. Mr. Unterberger has held numerous prior board positions, including Chairman of the Board of Keymile AG Switzerland from July 2016 to September 2017. Mr. Unterberger holds a mechanical engineering degree from HTL in Klagenfurt/Austria, and a bachelor degree in industrial engineering from the University of Applied Sciences in Mittweida/Germany. We believe Mr. Unterberger is well suited to serve on our Board of Directors given his extensive experience and knowledge in the telecommunications industry.
Class III Directors with Terms Expiring 2019
Min Woo Nam has served as the Chairman of the Board of Directors of DZS since the consummation of the Merger on September 9, 2016. Mr. Nam currently serves as the Chief Executive Officer and Chairman of the Board of Directors of DNI, a position he has held since March 1993. Mr. Nam previously served as the Chief Executive Officer of Korea Ready System and Dasan Engineering Co., Ltd. His work has included export of technical services to Silicon Valley, California since 1999. Mr. Nam served as General Chairman of the International Network of Korean Entrepreneurs from 2004 until 2006, and has served as Director of the Korea Entrepreneurship Foundation since November 2011. Previously, he has served as Chairman of the Korean Venture Business Association. Mr. Nam completed his B.E.in Mechanical Engineering from Seoul National University in 1984. We believe Mr. Nam is well suited to serve as the Chairman of our Board of Directors given his extensive experience in chief executive officer and chairman roles and his in-depth knowledge of the telecommunications industry.
Il Yung Kim joined DZS as a director and Co-Chief Executive Officer of DZS in connection with the Merger on September 9, 2016. Mr. Kim assumed his current role of director, President and Chief Executive Officer on September 11, 2017 in connection with the resignation of James Norrod as part of the management transition described above, and in addition served as Acting Chief Financial Officer from September 11, 2017 to December 1, 2017. Prior to joining DZS, Mr. Kim served as a consultant to DNI in connection with the Merger. From September 2014 to August 2016, Mr. Kim served as Chief Executive Officer of TukTak in Korea, an online startup company, which enables people with creative talents to collaborate and produce goods and services online. From December 2014 to August 2016, he also served as a strategic advisor for InMobi, a global mobile advertising platform provider. Previously, Mr. Kim held various positions with Korea Telecom, including as President and executive board member from 2013 to January 2014, and as Chief Strategy Officer from 2010 to 2013. Mr. Kim commenced his career with British Telecom in 1982, where he held various senior positions including Vice President of Technology and Innovation and Programme Director and Head of Technology and Investment. Mr. Kim holds a B.S. (with Honors) in Electronic Engineering and an M.S. Degree in Microwave and Modern Optics from University College, University of London. We believe Mr. Kim is well suited to be our Chief Executive Officer and serve on our Board of Directors given his extensive chief executive officer experience, his expertise in the business arena and his in-depth knowledge of the telecommunications industry.

Class I Directors with Terms Expiring 2020
Michael Connors has served as a director of DZS since November 2003 following the consummation of Legacy Zhone’s merger with Tellium, Inc. Dr. Connors had been a member of Tellium’s board of directors since June 2000. From 1992 to 1998, Dr. Connors held the office of President of AOL Technologies, an Internet service provider, where he led the creation and growth of AOLnet and the development of AOL software and services. Dr. Connors is currently a director of The Connors Foundation. Dr. Connors earned a B.S. in Engineering, an M.S. in Statistics and a Ph.D. in Operations Research from Stanford University. We believe Dr. Connors is well suited to serve on our Board of Directors given his extensive knowledge of the communications industry based on his experience as President of AOL Technologies and director of Tellium.
Seong Gyun Kim has served as a director of DZS since the consummation of the Merger on September 9, 2016. Mr. Kim currently serves as the Chief Financial Officer and a director of Finetex EnE, Inc., a nanofiber technology company listed on KOSDAQ, positions he has held since 2008. Prior to joining Finetex, Mr. Kim served as a Vice President of Mbizkorea, a game development and game products try-and-buy service supplier company, from 2006 to 2008. From 2013 to 2016, Mr. Kim served as a director of Interpark Corp., a KOSDAQ-listed Korean online auction and shopping mall. Mr. Kim holds an M.B.A. from Ajou University in South Korea and a B.S. in International Economics from Seoul National University. We believe Mr. Kim is well suited to serve on our Board of Directors given his considerable experience in the business arena as well as serving on different boards of public companies.

Recommendation of the Board of Directors
The Board of Directors unanimously recommends that you vote “FOR” the election of Sung-Bin Park and Rolf Unterberger.

PROPOSAL 2:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Overview
The Audit Committee has selected PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the fiscal year ending December 31, 2018. Representatives of PwC are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Stockholder ratification of the selection of PwC as our independent registered public accounting firm is not required by our bylaws or otherwise. However, we are submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will reconsider whether or not to retain PwC, and may retain that firm or another without re-submitting the matter to the stockholders. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different firm at any time during the year if it determines that such a change would be in the best interests of the company and its stockholders.
The Merger was treated as a reverse acquisition for accounting purposes and, as such, the historical financial statements of the accounting acquirer, DNS, have become our historical financial statements. Pursuant to guidance from the SEC staff, a reverse acquisition results in a deemed change of the accounting firm unless the same accounting firm reported on the financial statements of both the registrant and the accounting acquirer. KPMG LLP had served as Legacy Zhone’s independent registered public accounting firm since 2000. Samil PricewaterhouseCoopers (Samil PwC) audited the historical financial statements of DNS prior to the Merger. Following the consummation of the Merger, in October 2016, KPMG LLP resigned as our independent registered public accounting firm. On November 29, 2016, the Audit Committee of our Board of Directors dismissed Samil PwC and engaged PwC to be our independent registered public accounting firm for the fiscal year ending December 31, 2016.
Samil PwC’s audit reports on DNS’ consolidated financial statements for the fiscal years ended December 31, 2015 and 2014 did not contain an adverse opinion or disclaimer of an opinion and were not modified as to uncertainty, audit scope, or accounting principles. In addition, for the fiscal years ended December 31, 2015 and 2014 and the subsequent interim periods through September 8, 2016 for DNS and from September 9, 2016 to November 29, 2016 for DZS, there were (i) no disagreements between DNS and DZS, respectively, and Samil PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to Samil PwC’s satisfaction, would have caused Samil PwC to make reference thereto in their reports and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K other than the material weaknesses described below.
The material weaknesses with regard to DNS that were identified in connection with the preparation and external audit of DNS’ consolidated financial statements as of and for the three years ended December 31, 2015 and the preparation and review of DNS’ unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2016 were (a) lack of resources that are knowledgeable about U.S. GAAP and SEC reporting matters to allow the company to prepare the required filings on an accurate and timely basis as a U.S. domestic registrant, and (b) lack of knowledge and experience in preparing financial statements under U.S. GAAP and that comply with SEC reporting matters on a timely and accurate basis as a U.S. domestic registrant.
We have furnished the foregoing disclosure to Samil PwC.
During the fiscal years ended December 31, 2015 and 2014, and the subsequent interim periods through September 8, 2016 for DNS and from September 9, 2016 to November 29, 2016 for DZS, neither DNS nor DZS, or anyone acting on their behalf consulted with PwC regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of DNS or DZS, and neither a written report nor oral advice was provided to DNS or DZS that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a “disagreement” or a “reportable event,” as those terms are defined in Item 304(a)(1) of Regulation S-K, other than the material weaknesses described above.
We have furnished the foregoing disclosure to PwC.

Principal Accounting Fees and Services
The following is a summary of PwC fees for professional services rendered to DZS for the years ended December 31, 2017 and 2016:

Fee Category	2017 Fees		2016 Fees
Audit Fees	$1,746,341	(1)	$1,893,194	(1)
Audit-Related Fees	—		60,274	(2)
Tax Fees	—		77,043
All Other Fees	4,500	(3)	—
Total	$1,750,841		$2,030,511
(1) Audit Fees for the years ended December 31, 2016 and 2017 comprise $1,837,000 and $1,678,000 billed by PwC US, respectively, and $56,194 and $64,041 billed by Samil PwC, respectively. $4,300 of audit fees for the year ended December 31, 2017 is billed by PwC Vietnam.
(2) All Audit-Related Fees for the year ended December 31, 2016 were billed by Samil PwC.
(3) Approximately 0.20% of total fees paid by DZS to PwC are for other services for the year ended December 31, 2017, which were retrospectively approved by the Audit Committee pursuant to the de minimis exception under Rule 2-01(c)(7)(i)(C) of Regulation S-X. These fees relate to licenses for DZS to access certain PwC proprietary accounting and financial reporting technical content.
Audit Fees. This category includes the audit of our annual financial statements, review of financial statements, audit of our internal control over financial reporting (when applicable), review of our Form 10-Q quarterly reports, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements. With respect to the pre-Merger period, this category includes the audit of the annual financial statements and review of financial statements of DNS only, as DNS was a wholly owned subsidiary of DNI prior to the Merger.
Audit-Related Fees. This category consists of assurance and related services provided by PwC and (for the pre-Merger period) Samil PwC that are reasonably related to the performance of the audit or review of our financial statements, and are not reported above as “Audit Fees.” These services include accounting consultations in connection with acquisitions, and consultations concerning financial accounting and reporting standards.
Tax Fees. This category consists of professional services rendered by PwC primarily in connection with tax compliance, tax planning and tax advice activities. These services include assistance with the preparation of tax returns, claims for refunds, value added tax compliance, and consultations on state, local and international tax matters.
All Other Fees. This category consists of fees for products and services other than the services reported above.

Pre-Approval Policy of the Audit Committee
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, is detailed as to the particular service or category of services, and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. All audit-related fees, tax fees and other fees billed to DZS or Legacy Zhone in each of the last two fiscal years were pre-approved by the Audit Committee.
Recommendation of the Board of Directors
The Board of Directors recommends that you vote “FOR” the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

PROPOSAL 3:
APPROVAL OF THE AMENDMENT TO THE DASAN ZHONE SOLUTIONS, INC.
2017 INCENTIVE AWARD PLAN
Introduction
We are requesting that stockholders approve an amendment to the DASAN Zhone Solutions, Inc. 2017 Incentive Award Plan (the 2017 Plan). On February 12, 2018, our Board of Directors approved an amendment to the 2017 Plan, subject to stockholder approval at the annual meeting. The amendment to the 2017 Plan is referred to in this proxy statement as the 2017 Plan Amendment. The 2017 Plan Amendment is being submitted for stockholder approval in order for us to meet the stockholder approval requirements of Nasdaq and the requirements of Section 422 of the Internal Revenue Code (the Code).
The principal features of the 2017 Plan and the 2017 Plan Amendment are summarized below, but the summary is qualified in its entirety by reference to the full text of the 2017 Plan and the 2017 Plan Amendment, copies of which are attached as Annex A to this proxy statement.

Description of 2017 Plan Amendment
Increase in Share Reserve. The 2017 Plan Amendment increases the number of shares authorized to be issued pursuant to the 2017 Plan by 574,359 shares.
The 2017 Plan currently authorizes the issuance of the sum of (1) 600,000 shares of our common stock, and (2) any shares subject to outstanding awards under our former Amended and Restated 2001 Stock Incentive Plan (the 2001 Plan) which, on or after the effective date of the 2017 Plan, are forfeited or otherwise terminate or expire for any reason without the issuance of shares and become available for future issuance under the 2017 Plan pursuant to its terms. In addition, the 2017 Plan provides for an annual increase on the first day of each calendar year beginning on January 1, 2018 and ending on and including January 1, 2027 equal to the least of (1) 4% of the shares outstanding on the last day of the immediately preceding calendar year and (2) such smaller number of shares as may be determined by our Board of Directors in its sole discretion.
As further described below, as of March 29, 2018, there were 720,577 shares subject to outstanding awards under the 2017 Plan and a total of 574,359 shares remained available for issuance under the 2017 Plan (which number includes 11,695 shares that were subject to outstanding awards under the 2001 Plan which, after the effective date of the 2017 Plan, became available for issuance under the 2017 Plan as a result of the forfeiture or other termination or expiration of such 2001 Plan awards for any reason without the issuance of shares and the evergreen increase of 656,410 shares on January 1, 2018).
The 2017 Plan Amendment also increases the maximum number of shares that may be issued under the 2017 Plan from 7,000,000 shares to 8,000,000 shares.
Increase in Incentive Stock Option Limit. The 2017 Plan Amendment increases the number of shares that may be issued upon the exercise of incentive stock options under the 2017 Plan from 7,000,000 shares to 8,000,000 shares.
Removal of Certain 162(m) Provisions. Section 162(m) of the Code, prior to the Tax Cuts and Jobs Act of 2017 (the TCJA), allowed performance-based compensation that met certain requirements to be tax deductible regardless of amount. This qualified performance-based compensation exception was repealed as part of the TCJA. We have removed certain provisions from the 2017 Plan which were otherwise required for awards to qualify as performance-based compensation under the Section 162(m) exception prior to its repeal. Awards granted prior to November 2, 2017 may be grandfathered under the old law subject to certain limited transition relief.
In the event stockholder approval of the 2017 Plan Amendment is not obtained, then the 2017 Plan Amendment will have no force and effect and the 2017 Plan will continue in effect in accordance with its terms, provisions and share reserve as in effect prior to the adoption of the 2017 Plan Amendment.

All of the foregoing share numbers may be further adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading “Adjustments.”
The 2017 Plan is not being amended in any material respect other than to reflect the changes described above.

Overview of the 2017 Plan and Proposed Plan Amendment and Background for Proposed Share Reserve Increase
Equity Incentive Awards Are Critical to Long-Term Stockholder Value Creation
We believe that the adoption of the 2017 Plan Amendment is essential to our success. Equity awards are intended to motivate high levels of performance, align the interests of our employees with those of our stockholders by giving employees the perspective of an owner with an equity stake in DZS and providing a means of recognizing their contributions to our success. Our Board of Directors and management believe that equity awards are necessary to remain competitive in our industry and are essential to recruiting and retaining the highly qualified employees who help us meet our goals.
Our equity incentive program is broad-based. As of March 29, 2018, 153 of our employees and all of our non-employee directors had received grants of awards under our equity compensation plans. We believe that we must continue to offer a competitive equity compensation plan in order to attract, retain and motivate the industry-leading talent imperative to its continued growth and success.
Outstanding Awards Under Existing Plans
The table below presents information about the number of shares that were subject to outstanding equity awards under our equity incentive plans, including the 2001 Plan and the 2017 Plan, and the shares remaining available for issuance under the 2017 Plan and the 2002 Employee Stock Purchase Plan (the 2002 ESPP), each at March 29, 2018, and the proposed increase in shares authorized for issuance under the 2017 Plan pursuant to the 2017 Plan Amendment. The table below does not include information regarding the DASAN Zhone Solutions, Inc. 2018 Employee Stock Purchase Plan (the 2018 ESPP). For more information about our 2018 ESPP and the shares remaining available for issuance thereunder, see Proposal 4 below. If the 2018 ESPP is approved by stockholders at the annual meeting, the 2002 ESPP will be terminated. All amounts in the table below and in this Proposal 3 generally give effect to the 1 for 5 reverse stock split effected by us in February 2017.

	Number of Shares	As of a % of Shares Outstanding (1)	Dollar Value $ (2)
2001 Plan
Options outstanding (3)	467,839	2.85%	$5,352,078
Weighted average exercise price of outstanding options (3)	$7.13
Weighted average remaining term of outstanding options	4.75 years
Restricted stock units outstanding	2,250	0.01%	$25,740

2017 Plan
Options outstanding	690,093	4.20%	$7,894,664
Weighted average exercise price of outstanding options	$6.40
Weighted average remaining term of outstanding options	9.21 years
Restricted stock units outstanding		0.19%	$348,737
Shares remaining available for grant under the 2017 Plan (4)	727,056	4.42%	$8,317,521

2002 ESPP
Shares remaining available for grant under the 2002 ESPP	113,845	0.69%	$1,302,387

2017 Plan Amendment
Proposed increase in shares available for issuance under the 2017 Plan pursuant to the 2017 Plan Amendment (over existing share reserve under the 2017 Plan)	574,359	3.49%	$6,570,667

(1)	Based on 16,430,963 shares of our common stock outstanding as of March 29, 2018.
(2)	Based on the closing price of our common stock on March 29, 2018, of $11.44 per share.
(3)
Shares subject to outstanding awards under the 2001 Plan may become available for issuance under the 2017 Plan as a result of the forfeiture or other termination or expiration of such 2001 Plan awards for any reason without the issuance of shares after the effective date of the 2017 Plan. As a result, the shares subject to these awards may become available for issuance under the 2017 Plan in the future in accordance with its terms.

(4)
Includes 11,695 shares that were subject to outstanding awards under the 2001 Plan which, after the effective date of the 2017 Plan, have become available for issuance under the 2017 Plan as a result of the forfeiture or other termination or expiration of such 2001 Plan awards for any reason without the issuance of shares and 656,410 shares pursuant to the evergreen increase to the 2017 Plan on January 1, 2018. Does not include (a) shares subject to outstanding awards under the 2001 Plan which may became available for issuance under the 2017 Plan as a result of the forfeiture or other termination or expiration of such 2001 Plan awards for any reason without the issuance of shares after March 29, 2018, and (b) possible future increases to the share reserve under the evergreen provision of the 2017 Plan. Pursuant to the evergreen provision, up to the lesser of (a) 4% of the outstanding shares of our Common Stock or (b) a number of shares of set by the Board of Directors prior to the issuance, may become available for issuance under the 2017 Plan during its ten-year term.

Background for the Determination of the Share Reserve Under the 2017 Plan

In determining whether to approve the increase to the share reserve under the 2017 Plan Amendment over the share reserve under the 2017 Plan, our Board of Directors considered the following:

•	The shares to be reserved for issuance under the 2017 Plan Amendment represents an increase of 574,359 shares from the aggregate number of shares reserved for issuance under the 2017 Plan.

•
In approving the increase to the share reserve in the 2017 Plan Amendment over the existing share reserve under the 2017 Plan, our Board of Directors considered the number of equity awards granted by us during the past three calendar years. In 2015, 2016 and 2017, equity awards representing a total of approximately 41,200 shares, 542,999 shares, and 735,999 shares, respectively, were granted under our equity incentive plans, for an annual equity burn rate of 0.25%, 3.31% and 4.48%, respectively. This level of equity awards represents a three-year average burn rate of 2.68% of common shares outstanding. Equity burn rate is calculated by dividing the number of shares subject to equity awards granted during the fiscal year by the number of shares outstanding at the end of the period.

•
If the 2017 Plan Amendment is approved, we expect the share reserve under the 2017 Plan to provide enough shares for awards for approximately one to two years, assuming we continue to grant awards consistent with our current practices and historical usage, as reflected in our historical burn rate, and further dependent on the price of our common stock and hiring activity during the next few years, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our common stock or future hiring activity with any degree of certainty at this time, and the share reserve under the 2017 Plan, as amended by the 2017 Plan Amendment, could last for a shorter or longer time.

•
In 2015, 2016 and 2017, the end of year overhang rate was 6.67%, 4.62% and 7.49%, respectively. If the 2017 Plan Amendment is approved by our stockholders, we expect its overhang at the end of 2018 will be approximately 10.45% (excluding the proposed 2018 ESPP, which is described in Proposal 4 below). Overhang is calculated by dividing (1) the sum of the number of shares subject to equity awards outstanding at the end of the fiscal year plus shares remaining available for issuance for future awards at the end of the fiscal year by (2) the number of shares outstanding at the end of the fiscal year.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the extremely competitive labor markets in which we compete, our Board of Directors has determined that the increase to the share reserve under the 2017 Plan pursuant to the 2017 Plan Amendment is reasonable and appropriate at this time. Our Board of Directors will not create a subcommittee to evaluate the risk and benefits for issuing shares under the 2017 Plan.

Other Key Features of the 2017 Plan
We depend on the performance and commitment of our employees to succeed. The use of equity-based long-term incentives assists us in attracting, retaining, motivating and rewarding talented employees. Providing equity grants creates long-term participation in our company and aligns the interests of our employees with the interests of our stockholders. The use of equity awards as compensation also allows us to conserve cash resources for other important purposes.
The 2017 Plan reflects a broad range of compensation and governance best practices, with some of the key features of the 2017 Plan as follows:

•
No Increase to Shares Available for Issuance without Stockholder Approval. Without stockholder approval, the 2017 Plan prohibits any alteration or amendment that operates to increase the total number of shares of common stock that may be issued under the 2017 Plan (other than adjustments in connection with certain corporate reorganizations and other events).

•	No Single-Trigger Vesting of Awards. The 2017 Plan does not have single-trigger accelerated vesting provisions for changes in control.

•	Limitations on Dividend Payments on Awards Subject to Vesting. Dividends and dividend equivalents may not be paid on awards subject to vesting conditions unless and until such conditions are met.

•
Limitations on Grants. The maximum aggregate number of shares of our common stock that may be subject to one or more awards granted to any participant pursuant to the 2017 Plan during any calendar year cannot exceed 4,000,000. However, this number may be adjusted to take into account equity restructurings and certain other corporate transactions as described below. In addition, the maximum aggregate amount of cash that may be paid in cash to any one person during any calendar year with respect to one or more awards initially payable in cash shall be $10,000,000.

•
Limitations on Director Grants. The sum of any cash compensation and other compensation, and the value of awards granted to a non-employee director as compensation for services as a non-employee director during any calendar year cannot exceed $500,000, increased to $800,000 in the calendar year of his or her initial service as a non-employee director.

•
No In-the-Money Option or Stock Appreciation Right Grants. The 2017 Plan prohibits the grant of options or stock appreciation rights (SARs) with an exercise or base price less than 100% of the fair market value of our common stock on the date of grant.

•
Independent Administration. The Compensation Committee of our Board of Directors generally will administer the 2017 Plan. The Compensation Committee may delegate certain of its duties and authorities to one or more directors or officers for awards to certain individuals, within specific guidelines and limitations. However, no delegation of authority is permitted with respect to awards made to individuals who (1) are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the Exchange Act) or (2) have been delegated authority to grant, amend or administer awards under the 2017 Plan.

Stockholder approval of the 2017 Plan Amendment is necessary in order for us to (1) meet the stockholder approval requirements of Nasdaq and (2) grant stock options that qualify as incentive stock options (ISOs), as defined under Section 422 of the Code.
Summary of the 2017 Plan and the 2017 Plan Amendment
The following is a summary of the 2017 Plan, as amended by the 2017 Plan Amendment. This summary does not purport to be complete, and is qualified in its entirety by reference to the full text of the 2017 Plan and the 2017 Plan Amendment, copies of which are attached as Annex A to this proxy statement.

Purpose
The purpose of the 2017 Plan is to promote our success and enhance our value by linking the individual interests of the members of our Board of Directors and our employees and consultants to those of our stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns for our stockholders. The 2017 Plan is further intended to provide us flexibility in our ability to motivate, attract, and retain the services of members of our Board of Directors, our employees and our consultants upon whose judgment, interest, and special effort the successful conduct of our operation is largely dependent.
Administration
The 2017 Plan will be administered by the Compensation Committee of our Board of Directors, which may delegate its duties and responsibilities to subcommittees of our directors and/or officers for awards to certain non-executive employees, subject to certain limitations that may be imposed under applicable law or regulation, including Section 16 of the Exchange Act and/or stock exchange rules, as applicable. Our full Board of Directors will administer the 2017 Plan with respect to awards to members of our Board of Directors. Our Compensation Committee, or our Board of Directors, as applicable, is referred to as the “plan administrator” of the 2017 Plan. The plan administrator will have the authority to grant and set the terms of all awards under, make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the 2017 Plan, subject to its express terms and conditions.
Eligibility
Our employees, consultants and directors and those of our subsidiaries are eligible to receive awards under the 2017 Plan. As of March 29, 2018, we had approximately 645 employees, four non-employee directors and 45 outside consultants, all of whom were eligible to participate in the 2017 Plan.
Limitation on Awards and Shares Available
If the 2017 Plan Amendment is approved, the total number of shares reserved for issuance under the 2017 Plan will be the sum of (1) 1,174,359 shares of our common stock and (2) any shares subject to outstanding awards under the 2001 Plan which, on or after the effective date of the 2017 Plan, are forfeited or otherwise terminate or expire for any reason without the issuance of shares and become available for future issuance under the 2017 Plan pursuant to its terms. In addition, the 2017 Plan provides for an annual increase on the first day of each calendar year beginning on January 1, 2018 and ending on and including January 1, 2027 equal to the least of (1) 4% of the shares outstanding on the last day of the immediately preceding calendar year and (2) such smaller number of shares as may be determined by our Board of Directors in its sole discretion. The first such increase of 656,410 shares occurred on January 1, 2018. Notwithstanding the foregoing, the maximum number of shares that may become available for issuance of awards under the 2017 Plan is 8,000,000 shares. The closing price of our common stock on the Nasdaq Stock Market on March 29, 2018 was $11.44 per share.
If an award under the 2001 Plan or the 2017 Plan is forfeited, expires or is settled for cash, any shares subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the 2017 Plan. In addition, the following shares may be used again for grant under the 2017 Plan: (1) shares tendered by a participant or withheld by us to satisfy the grant or exercise price or tax withholding obligation with respect to an award under the 2001 Plan or the 2017 Plan and (2) shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on its exercise. Any shares forfeited by a participant or repurchased by us at the same price paid by the participant so that shares are returned to us may also be used again for grant under the 2017 Plan.
Awards granted under the 2017 Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which we enter into a merger or similar corporate transaction will not reduce the shares available for grant under the 2017 Plan. The maximum number of shares of our common stock that may be subject to one or more awards granted to any one person pursuant to the 2017 Plan during any calendar year is 4,000,000 and the maximum amount that may be paid under a cash award pursuant to the Plan to any one participant during any calendar year period is $10,000,000. The maximum number of shares that may be issued under the 2017 Plan upon the exercise of ISOs is 8,000,000.
All of the foregoing share numbers may be adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading “Adjustments.”
Awards
The 2017 Plan provides for the grant of stock options, including ISOs and nonqualified stock options (NSOs), restricted stock, dividend equivalents, stock payments, restricted stock units (RSUs), performance shares, other incentive awards, SARs and performance bonus awards. Certain awards under the 2017 Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All non-cash awards under the 2017 Plan will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than cash awards generally will be settled in shares of our common stock, but the plan administrator may provide for cash settlement of any award. A brief description of each award type follows.

•
Stock options, including ISOs, as defined under Section 422 of the Code, and nonqualified stock options, may be granted pursuant to the 2017 Plan. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders). Vesting conditions determined by the plan administrator may apply to stock options and may include continued service, performance and/or other conditions.

•
SARs may be granted pursuant to the 2017 Plan. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance and/or other conditions.

•
Restricted stock, RSUs and performance shares may be granted pursuant to the 2017 Plan. Restricted stock is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. RSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met. Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. Performance shares are contractual rights to receive a range of shares of our common stock or the fair market value of such number of shares in cash in the future based on the attainment of specified performance goals, in addition to other conditions which may apply to these awards. Conditions applicable to restricted stock, RSUs and performance shares may be based on continuing service, the attainment of performance goals and/or such other conditions as the plan administrator may determine. In addition, with respect to a share of restricted stock with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the holder to the extent that the performance-based vesting conditions are subsequently satisfied and the share of restricted stock vests.

•
Dividend equivalents may be granted pursuant to the 2017 Plan, except that no dividend equivalents may be payable with respect to options or stock appreciation rights pursuant to the 2017 Plan. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator. Dividend equivalents may not be paid on performance awards granted under the 2017 Plan unless and until such performance awards have vested.

•
Stock payments and other incentive awards may be granted pursuant to the 2017 Plan. Stock payments are awards of fully vested shares of our common stock that may, but need not, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. Other incentive awards are awards other than those enumerated in this summary that are denominated in, linked to or derived from shares of our common stock or value metrics related to our shares, and may remain forfeitable unless and until specified conditions are met.

•
Performance bonus awards may also be granted pursuant to the 2017 Plan. Performance bonus awards include any of the foregoing awards that are granted subject to vesting and/or payment based on the attainment of specified performance goals.

Performance-based compensation. For purposes of the 2017 Plan, one or more of the following performance criteria will be used in setting performance goals applicable to performance awards: (1) net earnings or adjusted net earnings (in each case, either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization, and (E) non-cash equity-based compensation expense); (2) gross or net sales or revenue or sales or revenue growth; (3) net income (either before or after taxes); (4) adjusted net income; (5) operating earnings or profit (either before or after taxes); (6) cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital); (7) return on assets; (8) return on net assets; (9) return on capital or return on invested capital; (10) return on stockholders’ equity; (11) stockholder return; (12) return on sales; (13) gross or net profit or operating margin; (14) costs, reductions in costs and cost control measures; (15) productivity; (16) expenses; (17) margins; (18) working capital; (19) earnings or loss per share; (20) adjusted earnings or loss per share; (21) price per share or dividends per share (or appreciation in and/or maintenance of such price or dividends); (22) implementation or completion of critical projects; (23) market share; (24) debt levels or reduction; (25) comparisons with other stock market indices; (26) financing and other capital raising transactions; (27) acquisition activity; (28) economic value-added; (29) customer satisfaction, (30) earnings as a multiple of interest expense; and (31) total capital invested in assets, any of which may be measured either in absolute terms for us or any of our operating units or as compared to any incremental increase or decrease, or on a relative basis, or as compared to results of a peer group or to market performance indicators or indices.
The achievement of each performance goal will be determined in accordance with applicable accounting standards. At the time of grant, our Compensation Committee may provide that objectively determinable adjustments will be made for purposes of determining the achievement of one or more of the performance goals established for an award. Such adjustments may include: (1) items related to a change in applicable accounting standards; (2) items relating to financing activities; (3) expenses for restructuring or productivity initiatives; (4) other non-operating items; (5) items related to acquisitions; (6) items attributable to the business operations of any entity acquired by us during the performance period; (7) items related to the sale or disposition of a business or segment of a business; (8) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (9) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the performance period; (10) any other items of significant income or expense which are determined to be appropriate adjustments; (11) items relating to unusual or extraordinary corporate transactions, events or developments; (12)  items related to amortization of acquired intangible assets; (13) items that are outside the scope of our core, on-going business activities; (14) items relating to changes in tax laws; (15) items relating to asset impairment charges; (16) items relating to gains or losses for litigation, arbitration and contractual settlements; or (17) items relating to any other unusual or nonrecurring events or changes in applicable law, applicable accounting standards or business conditions.

Director Compensation
During the term of the 2017 Plan, our Board of Directors may establish compensation for non-employee directors from time to time, subject to the limitations in the 2017 Plan. The current director compensation program is described below under “Director Compensation.” Our Board of Directors will from time to time determine the terms, conditions and amounts of all such non-employee director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, which adjustments may be undertaken without stockholder approval. Notwithstanding the foregoing, pursuant to the terms of the 2017 Plan, the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Accounting Standards Codification Topic 718, Compensation-Stock Compensation (ASC 718), or any successor thereto) of awards granted to a non-employee director as compensation for services as a non-employee director during any calendar year may not exceed $500,000, increased to $800,000 in the calendar year of his or her initial service as a non-employee director.
Adjustments
The plan administrator has broad discretion to take action under the 2017 Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations, distributions (other than normal cash dividends) and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the 2017 Plan and outstanding awards. In the event of a change in control of DZS (as defined in the 2017 Plan), to the extent that the surviving entity declines to continue, convert, assume or replace outstanding awards, then the plan administrator may provide that all such awards will become fully vested and exercisable in connection with the transaction. Upon or in anticipation of a change in control, the plan administrator may cause any outstanding awards to terminate at a specified time in the future and give the participant the right to exercise such awards during a period of time determined by the plan administrator in its sole discretion. Individual award agreements may provide for additional accelerated vesting and payment provisions.
Claw-Back Provisions, Transferability, and Participant Payments
All awards will be subject to the provisions of any claw-back policy implemented by us to the extent set forth in such claw-back policy and/or in the applicable award agreement. Other than by will or the laws of descent and distribution, and other than as approved by the plan administrator for awards other than ISOs, awards under the 2017 Plan are generally non-transferable, and are exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the 2017 Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a “market sell order” or such other consideration as it deems suitable.
Repricing
Our Board of Directors may, without the approval of our stockholders, authorize the amendment of any award to reduce its exercise or purchase price per share or cancel any award in exchange for cash or another award with an exercise or purchase price per share that is less than the exercise or purchase price per share of the original award.
Amendment and Termination
Our Board of Directors may amend or terminate the 2017 Plan at any time; however, except in connection with certain changes in our capital structure, stockholder approval will be required for any amendment that increases the number of shares available under the 2017 Plan or the individual award limits under the 2017 Plan. In addition, we will obtain stockholder approval of any 2017 Plan amendment to the extent necessary to comply with applicable laws. The 2017 Plan will expire on the tenth anniversary of the date on which the 2017 Plan was adopted by our Board of Directors, or January 4, 2027, and in no event may any award be granted under the 2017 Plan after that date.

Federal Income Tax Consequences
The following is a summary of the general federal income tax consequences to U.S. taxpayers and us of awards granted to U.S. taxpayers under the 2017 Plan. Tax consequences for any particular individual may be different.
If an optionee is granted a nonqualified stock option under the 2017 Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of a share of our common stock at such time, less the exercise price paid. The optionee’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock at the time the optionee exercises such option. Any subsequent gain or loss will be taxable as a capital gain or loss. We or our subsidiaries generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.
A participant receiving ISOs will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of our common stock received over the exercise or base price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value at the time of sale and the exercise or base price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the tax consequences described for nonqualified stock options will apply.
The current federal income tax consequences of other awards authorized under the 2017 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); restricted stock units, share-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment based on the fair market value of the award at such time. Compensation otherwise effectively deferred is taxed when paid.
In general, under Section 162(m) of the Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain “covered employees” exceeds $1 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. Prior to the TJCA, compensation that qualified as “performance-based” under Section 162(m) was exempt from this $1 million deduction limitation. As part of the TCJA, the ability to rely on this exemption was, with certain limited exceptions, eliminated; in addition, the definition of covered employees was expanded to generally include all named executive officers. Certain awards under the 2017 Plan granted prior to November 2, 2017 may be grandfathered from the changes made by the TCJA under certain limited transition relief, however, for grants after that date and any grants which are not grandfathered, we will no longer be able to take a deduction for any compensation in excess of $1 million that is paid to a covered employee. There is no guarantee that we will be able to take a deduction for any compensation in excess of $1 million that is paid to a covered employee under the 2017 Plan.
Plan Benefits
The following table sets forth the awards granted to the individuals and groups identified below under the 2017 Plan since its inception through March 29, 2018 that remain outstanding as of March 29, 2018. No awards have been granted to date pursuant to the share reserve increase under the 2017 Plan Amendment as it does not become effective until stockholder approval.

Name and Principal Position(s)	Stock Options	Restricted Stock Units
Il Yung Kim, President and Chief Executive Officer (1)	249,999	—
James Norrod, Former Co-Chief Executive Officer (1)	—	—
Michael Golomb, Chief Financial Officer, Corporate Treasurer and Secretary (1)	130,000	—
Kirk Misaka, Former Chief Financial Officer, Corporate Treasurer and Secretary (1)	—	—
All current executive officers as a group (2 persons)	379,999	—
All current non-executive directors as a group (4 persons) (2)(3)	30,000	30,484
All employees, including all current officers who are not executive officers, as a group (61 persons)	398,000	—

(1)
In September 2017, Messrs. Norrod and Misaka stepped down from their roles as Co-Chief Executive Officer and Chief Financial Officer, respectively, and Mr. Kim was appointed President and Chief Executive Officer as part of the management transition in connection with the first anniversary of the Merger, and served as Acting Chief Financial Officer until the appointment of Mr. Golomb as Chief Financial Officer on December 1, 2017.

(2)
We expect to continue to make automatic equity awards under the 2017 Plan to our non-employee directors pursuant to our non-employee director compensation program, as described below under “Director Compensation.”

(3)
Represents non-executive directors serving on our Board as of March 29, 2018 and does not include Rolf Unterberger, who was appointed to the Board of Directors on April 9. 2018, and subsequently was not granted any awards under our 2017 Plan as of March 29, 2018.

Vote Required
Stockholder approval of this proposal requires the affirmative vote of a majority of the votes cast at the annual meeting.
Recommendation of the Board of Directors
The Board of Directors unanimously recommends that you vote “FOR” the approval of the Amendment to the DASAN Zhone Solutions, Inc. 2017 Incentive Award Plan.

PROPOSAL 4:
APPROVAL OF THE DASAN ZHONE SOLUTIONS, INC.
2018 EMPLOYEE STOCK PURCHASE PLAN
Introduction
Our stockholders are being asked to approve the adoption of the DASAN Zhone Solutions, Inc. 2018 Employee Stock Purchase Plan (the 2018 ESPP). On April 18, 2018, our Board of Directors approved the adoption of the 2018 ESPP, subject to stockholder approval at the annual meeting. The 2018 ESPP is being submitted for stockholder approval in order to ensure that the 2018 ESPP meets the requirements of Section 423 of the Code.
The 2018 ESPP, if approved by stockholders, will become effective upon stockholder approval and will replace our existing DASAN Zhone Solutions, Inc. 2002 Employee Stock Purchase Plan (the 2002 ESPP). If the 2018 ESPP is approved by our stockholders, the 2002 ESPP will terminate and no further purchase rights or shares will be issued thereunder. If the 2018 ESPP is not approved by our stockholders, the 2018 ESPP will have no further force and effect, the existing 2002 ESPP will continue in full force and effect, and we may continue to grant awards under the 2002 ESPP, subject to its terms, conditions and limitations, using the shares available for issuance thereunder.
The following is a summary of the 2018 ESPP. This summary does not purport to be complete, and is qualified in its entirety by reference to the full text of the 2018 ESPP, a copy of which is attached to this proxy statement as Annex B.
Background and Proposed Share Reserve
We operate in a highly competitive and challenging marketplace in which our success depends to a great extent on our ability to attract and retain high-caliber employees. We believe that offering an employee stock purchase plan to eligible employees of the Company and its participating subsidiaries assists with these challenges. Such a plan provides eligible employees with a convenient means of acquiring an equity interest in the Company through payroll deductions or direct contributions, to enhance such employees’ sense of participation in the affairs of the Company and its participating subsidiaries, and to provide an incentive for continued employment.
As of March 29, 2018 there were 113,845 shares remaining available for future grants under the 2002 ESPP. We are adopting the 2018 ESPP to replace the 2002 ESPP to ensure we have adequate shares available for a robust employee stock purchase program in the future and to ensure we maintain flexibility in the implementation of the program.
The 2018 ESPP authorizes the issuance of 250,000 shares of our common stock. In addition, the 2018 ESPP provides for an annual increase on the first day of each calendar year beginning on January 1, 2019 and ending on and including January 1, 2028 equal to the lesser of (1) 1% of the shares outstanding on the last day of the immediately preceding calendar year and (2) such smaller number of shares as may be determined by our Board of Directors in its sole discretion. Notwithstanding the foregoing, the number of shares of stock that may be issued or transferred pursuant to awards under the 2018 ESPP may not exceed an aggregate of 2,000,000 shares.  All of the foregoing share numbers may be adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading “Adjustments.”
Equity Incentive Awards Are Critical to Long-Term Stockholder Value Creation
The table below presents information about the number of shares remaining available for issuance under the 2002 ESPP and the proposed shares authorized for issuance under the 2018 ESPP, each at March 29, 2018. The table below does not include information about the number of shares that were subject to outstanding equity awards or that may be available for future issuance under our other equity compensation plans. Information related to our other equity compensation plans is further described in the table under the heading “Equity Incentive Awards Are Critical to Long-Term Stockholder Value Creation” in Proposal 3 to this proxy statement. All amounts in the table below and in this Proposal 4 generally give effect to the 1 for 5 reverse stock split effected by us in February 2017.

	Number of Shares	As of a % of Shares Outstanding (1)	Dollar Value $ (2)
2002 ESPP
Shares remaining available for grant under the 2002 ESPP	113,845	0.69%	$1,302,387
2018 ESPP
Proposed shares available for issuance under the 2018 ESPP (3)	250,000	1.52%	$2,860,000

(1)			Based on 16,430,963 shares of our common stock outstanding as of March 29, 2018.
(2)			Based on the closing price of our common stock on March 29, 2018, of $11.44 per share.
(3)			Does not include any possible future increases to the share reserve under the 2018 ESPP pursuant to the evergreen provisions of the plan.
In determining whether to approve the 2018 ESPP, including the proposed share reserve under the 2018 ESPP, our Board of Directors considered the following:

•
We expect the proposed aggregate share reserve under the 2018 ESPP to provide us with enough shares for the ten year term of the 2018 ESPP, assuming employee participation in the 2018 ESPP is consistent with historical levels of our participation in our 2002 ESPP, assuming we receive the maximum annual evergreen increases under the 2018 ESPP during its ten-year term, and further dependent on the price of our shares and hiring activity during the next few years. We cannot predict our future share usage under the 2018 ESPP, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the 2018 ESPP could last for a shorter or longer time.

•	Because we froze the 2002 ESPP in 2012, we did not issue any shares under our 2002 ESPP in fiscal years 2015, 2016 and 2017.

•
In calendar years 2015, 2016 and 2017, our end of year overhang rate attributable to our 2002 ESPP (calculated by dividing the shares reserved for issuance under the 2002 ESPP by the weighted-average number of shares outstanding during the applicable year) was 1.68%, .70% and .69%, respectively. If the 2018 ESPP is approved, we expect our overhang at the end of 2018 attributable to the 2018 ESPP will be approximately 1.52% (excluding any possible future increases to the share reserve under the 2018 ESPP pursuant to the evergreen provisions of the plan).

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the extremely competitive labor markets in which we compete, our Board of Directors has determined that the size of the share reserve under the 2018 ESPP is reasonable and appropriate at this time. Our Board of Directors will not create a subcommittee to evaluate the risk and benefits for issuing shares under the 2018 ESPP.
Summary of the 2018 ESPP
The principal features of the 2018 ESPP are summarized below, but the summary is qualified in its entirety by reference to the 2018 ESPP itself, which is attached as Annex B to this proxy statement.
Purpose
The purpose of the 2018 ESPP is to assist our eligible employees in acquiring a stock ownership interest in our company and to help our eligible employees provide for their future security and to encourage them to remain in our employment.

Securities Subject to the 2018 ESPP
A total of 250,000 shares of our common stock are initially reserved for issuance under our 2018 ESPP. In addition, the number of shares available for issuance under the 2018 ESPP will be annually increased on January 1 of each calendar year beginning in 2019 and ending in 2028, by an amount equal to the lesser of: (a) 1% of the shares outstanding on the final day of the immediately preceding calendar year and (b) such smaller number of shares as is determined by our Board of Directors. In no event will more than 2,000,000 shares of our common stock be available for issuance under the 2018 ESPP. All of the foregoing share numbers may be adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading “Adjustments.”
Administration
Our Board of Directors or its committee has full and exclusive authority to interpret the terms of the 2018 ESPP and determine eligibility. Our compensation committee will be the administrator of the 2018 ESPP.
Eligibility
Our employees are eligible to participate in the 2018 ESPP if they meet the eligibility requirements under the 2018 ESPP established from time to time by the plan administrator. However, an employee may not be granted rights to purchase stock under our 2018 ESPP if such employee, immediately after the grant, would own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of our common or other class of stock.
If the grant of a purchase right under the 2018 ESPP to any employee of a designated subsidiary who is a citizen or resident of a foreign jurisdiction would be prohibited under the laws of such foreign jurisdiction or the grant of a purchase right to such employee in compliance with the laws of such foreign jurisdiction would cause the 2018 ESPP to violate the requirements of Section 423 of the Internal Revenue Code, as determined by the administrator in its sole discretion, such employee will not be permitted to participate in the 2018 ESPP.
Eligible employees become participants in the 2018 ESPP by enrolling and authorizing payroll deductions by the deadline established by the administrator prior to the relevant offering date. Directors who are not employees are not eligible to participate. Employees who choose not to participate, or are not eligible to participate at the start of an offering period but who become eligible thereafter, may enroll in any subsequent offering period.
As of March 29, 2018, we had 645 employees, all of whom would have been eligible to participate in the 2018 ESPP had it been in effect on such date. As of March 29, 2018, we had 45 consultants and four non-employee directors, none of whom will be eligible to participate in the 2018 ESPP.
Participation in an Offering
Offering Periods and Purchase Periods. The 2018 ESPP is intended to qualify under Section 423 of the Internal Revenue Code and stock will be offered under the 2018 ESPP during offering periods. The length of the offering periods under the 2018 ESPP will be determined by the plan administrator and may be up to 27 months long. Employee payroll deductions will be used to purchase shares on each purchase date during an offering period. The number of purchase periods within, and purchase dates during, each offering period will be established by the plan administrator prior to the commencement of each offering period. Offering periods under the 2018 ESPP will commence when determined by the plan administrator. The plan administrator may, in its discretion, modify the terms of future offering periods.
Enrollment; Contributions. The 2018 ESPP permits participants to purchase common stock through payroll deductions of up to 20% of their eligible compensation, which includes a participant’s gross base compensation for services to us, including overtime payments and excluding sales commissions, incentive compensation, bonuses, expense reimbursements, fringe benefits and other special payments. The plan administrator will establish a maximum number of shares that may be purchased by a participant during any offering period and during any purchase period, which, in the absence of a contrary designation, will be 50,000 shares. In addition, no employee will be permitted to accrue the right to purchase stock under the 2018 ESPP at a rate in excess of $25,000 worth of shares during any calendar year during which such a purchase right is outstanding (based on the fair market value per share of our common stock as of the time the right is granted).

Purchase Rights. On the first trading day of each offering period, each participant will automatically be granted an option to purchase shares of our common stock. The option will be exercised on the applicable purchase date(s) during the offering period, to the extent of the payroll deductions accumulated during the applicable purchase period.
Purchase Price. The purchase price of the shares, in the absence of a contrary determination by the plan administrator, will be 85% of the lower of the fair market value of our common stock on the first trading day of the offering period or on the applicable purchase date, which will be the final trading day of the applicable purchase period. The fair market value per share of our common stock under the 2018 ESPP is generally is the closing sale price of our common stock on the Nasdaq Stock Market on the date for which fair market value is being determined, or if there is no closing sales price for a share of our common stock on the date in question, the closing sales price for a share of common stock on the last preceding date for which such quotation exists.  The closing price per share of our common stock on the Nasdaq Stock Market on March 29, 2018, was $11.44.
Withdrawal; Termination of Employment. Participants may voluntarily end their participation in the 2018 ESPP at any time at least one week prior to the end of the applicable offering period (or such shorter or longer period specified by the plan administrator), and will be paid their accrued payroll deductions that have not yet been used to purchase shares of common stock. Participation ends automatically upon a participant’s termination of employment.
Adjustments
In the event of certain transactions or events affecting our common stock, such as any stock dividend or other distribution, change in control, reorganization, merger, consolidation or other corporate transaction, the plan administrator will make equitable adjustments to the 2018 ESPP and outstanding rights. In addition, in the event of the foregoing transactions or events or certain significant transactions, including a change in control, the plan administrator may provide for (1) either the replacement of outstanding rights with other rights or property or termination of outstanding rights in exchange for cash, (2) the assumption or substitution of outstanding rights by the successor or survivor corporation or parent or subsidiary thereof, if any, (3) the adjustment in the number and type of shares of stock subject to outstanding rights, (4) the use of participants’ accumulated payroll deductions to purchase stock on a new purchase date prior to the next scheduled purchase date and termination of any rights under ongoing offering periods or (5) the termination of all outstanding rights. Under the 2018 ESPP, a change in control has the same definition as given to such term in the 2018 Plan.
Transferability
A participant may not transfer rights granted under the 2018 ESPP other than by will, the laws of descent and distribution or as otherwise provided under the 2018 ESPP.
Plan Amendment and Termination
The plan administrator may amend, suspend or terminate the 2018 ESPP at any time. However, stockholder approval of any amendment to the 2018 ESPP will be obtained for any amendment which increases the aggregate number or changes the type of shares that may be sold pursuant to rights under the 2018 ESPP, changes the corporations or classes of corporations whose employees are eligible to participate in the 2018 ESPP or changes the 2018 ESPP in any manner that would cause the 2018 ESPP to no longer be an employee stock purchase plan within the meaning of Section 423(b) of the Code. The 2018 ESPP will terminate no later than the tenth anniversary of the initial adoption of the 2018 ESPP by our Board of Directors.
Federal Income Tax Consequences
The material federal income tax consequences of the 2018 ESPP under current federal income tax law are summarized in the following discussion, which deals with the general tax principles applicable to the 2018 ESPP. The following discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. Foreign, state and local tax laws, and employment, estate and gift tax considerations are not discussed due to the fact that they may vary depending on individual circumstances and from locality to locality.
The 2018 ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. Under the applicable Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the 2018 ESPP. This means that an eligible employee will not recognize taxable income on the date the employee is granted an option under the 2018 ESPP. In addition, the employee will not recognize taxable income upon the purchase of shares. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them. If the shares are sold or disposed of more than two years from the date of grant and more than one year from the date of purchase, or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price or (2) an amount equal to 15% of the fair market value of the shares as of the date of grant . Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price.
If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price and we will be entitled to a tax deduction for compensation expense in the amount of ordinary income recognized by the employee. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them. If the shares are sold or otherwise disposed of before the expiration of the holding periods described above but are sold for a price that is less than the purchase price, the participant will recognize ordinary income equal to the excess of the fair market value of the shares on the date of purchase over the purchase price (and we will be entitled to a corresponding deduction), but the participant generally will be able to report a capital loss equal to the difference between the sales price of the shares and the fair market value of the shares on the date of purchase.
New Plan Benefits
Benefits under the 2018 ESPP will depend on the employees’ enrollment and contribution elections, and the fair market value of the shares at various future dates. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2018 ESPP.

 Vote Required
Stockholder approval of this proposal requires the affirmative vote of a majority of the votes cast at the annual meeting.
Recommendation of the Board of Directors
The Board of Directors unanimously recommends that you vote “FOR” the approval of the DASAN Zhone Solutions, Inc. 2018 Employee Stock Purchase Plan.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This compensation discussion and analysis summarizes our philosophy and objectives regarding the compensation of our executive officers and senior managers, including how we determine the elements and amounts of compensation. The Compensation Committee of the Board of Directors is responsible for determining, establishing and approving each element of compensation including salary and all bonus, incentive, equity and other compensation for the company’s executive officers and senior managers. Our fiscal year 2017 named executive officers were: Il Yung Kim, President and Chief Executive Officer; Michael Golomb, Chief Financial Officer, Corporate Treasurer and Secretary; James Norrod, former Co-Chief Executive Officer; and Kirk Misaka, former Chief Financial Officer, Corporate Treasurer and Secretary. Mr. Golomb joined DZS on December 1, 2017.

On September 11, 2017, we announced management transition changes in connection with the first anniversary of the Merger and the progress successfully attained in the integration of the businesses of Legacy Zhone and DNS. Given the successful integration during the course of that year, we agreed with Messrs. Norrod and Misaka that they would step down from their management roles effective as of September 11, 2017. On September 11, 2017, Mr. Norrod also agreed to step down as a member of our Board of Directors. As part of this management transition, effective September 11, 2017, the Board of Directors appointed Il Yung Kim to serve as our President and Chief Executive Officer and to serve on an interim basis as our Acting Chief Financial Officer, which role he performed until December 1, 2017, when Mr. Golomb assumed the role of Chief Financial Officer. Mr. Misaka remained in our employ as our Corporate Treasurer and Secretary for a transitional period until February 9, 2018 to assist with the transition of his responsibilities to Mr. Golomb.
Executive Summary
DZS is a global provider of network access solutions and communications equipment for service provider and enterprise networks. We operate in a highly competitive environment. The purpose of our executive compensation program is to attract, motivate and retain the executives who lead our business and align their interests with the long-term interests of our stockholders. The main elements of our compensation program are base salary, annual cash bonus and long-term equity incentive awards. We seek to pay our named executive officers fairly and link pay with performance.
The leadership and discipline of our management team heavily contributed to our performance over the last several years. Among other achievements, our named executive officers demonstrated solid execution of our business plan and the promotion of our strategic objectives, including the successful completion of the Merger and integration of the businesses of Legacy Zhone and DNS. They continued to position us appropriately for growth, including by increasing revenues, expanding operating income as a percentage of revenue, and promoting a diverse customer and product mix in our businesses. Their focus on expense and working capital management increased our efficiency and improved our results. In addition, our managers promoted a philosophy of continuous improvement, leadership development among our senior managers and the ongoing importance of diversity and inclusion among our employee population. Our named executive officers have transitioned the company to expand and grow our business. Our fiscal 2017 accomplishments, guided by our named executive officers, illustrate this focus, which included, among other things, the following:

•	We made substantial progress in integrating the businesses of Legacy Zhone and DNS.

•
Our results from continuing operations in fiscal year 2017 reflected ongoing resiliency in our business, as demonstrated in our carrier business, while investing in the expansion of the enterprise business.

•	Overall, we demonstrated strong execution on strategic business objectives.
In determining the compensation of our named executive officers for 2017, the Compensation Committee evaluated our company’s overall performance and their individual contributions to that performance, including the factors described above.
Based on the comparable company information reviewed by the Compensation Committee each year in connection with its annual review of our executive compensation program, the Compensation Committee has historically targeted total direct compensation opportunities for the named executive officers at approximately the median of the competitive market data at time of hire and gradually made adjustments to levels above the median as the named executive officer demonstrates performance and assumes additional responsibilities over time. In October 2015, a voluntary salary reduction was initiated by our executive officers pursuant to which our named executive officers’ base salaries were reduced by 20%. This salary reduction remained in effect in 2016, but was discontinued on April 1, 2017 for our named executive officers. On that date, Mr. Kim’s and Mr. Norrod’s annual salary increased to $400,000 and Mr. Misaka’s annual salary increased to $365,000.
In light of our recent performance and the other factors described above, we believe our executive pay is reasonable, consistent with our performance and financial objectives and position.
Philosophy and Objectives
We strive to find the best talent, resources and infrastructure to serve our customers and strategically expand our product portfolio. Our goal is to attract and retain highly qualified executives to manage and oversee each of our business functions. We seek out individuals who we believe will be able to contribute to our business and our vision of future success, culture, principles and values, and who will promote the long-term interests and growth of our company. Our compensation philosophy is intended to promote a team-oriented approach to performance as a portion of each named executive officer’s incentive compensation is based on achievement against the same performance objectives as our broad-based incentive plan.
Our compensation programs aim to achieve the following:

•	foster a goal-oriented, highly talented leadership team with a clear understanding of business objectives and shared corporate principles and values;

•	allocate our resources effectively in the development and selling of market-leading technology and products;

•	control costs in our business to maximize our efficiency;

•	ensure that the elements of compensation provided to our employees and executives are balanced, individually and in combination, and do not encourage excessive risk-taking;

•	reflect the competitive environment of our industry and our changing business needs;

•	enable us to attract, retain and drive a world-class leadership team; and

•	maintain pay parity and fair compensation practices across our organization.
In furtherance of these goals, our compensation programs are designed to:

•	be market competitive;

•	emphasize pay for performance;

•	share risks and rewards with our stockholders;

•	align the interests of our employees and executives with those of our stockholders; and

•	reflect our principles and values.
Our executive compensation program in 2017 consisted of the following components:

•	base salary;

•	potential cash bonuses;

•	equity-based incentives; and

•	health, welfare and retirement benefits.
The Compensation Committee’s goal is to set total compensation for our named executive officers at levels that are generally comparable to executives with similar roles and responsibilities at our peer group of companies, consistent with our goals, and appropriate in light of the company's financial position and the executive’s experience level and expected contribution. The

Compensation Committee typically targets total compensation for our named executive officers at or above the median of the market data from our peer group of companies, although actual compensation for an executive officer may be higher or lower than the targeted position depending on such factors as the individual performance of the named executive officer, our actual financial performance during the year, intensity of competition and general market conditions, the experience level, responsibilities and expected future contribution of the executive, and the importance of each position. The Compensation Committee does not rely solely upon rigid, pre-determined formulas for determining executive compensation and may consider any factor that is deemed pertinent to its executive compensation decisions.
Role of Chief Executive Officer and Chief Financial Officer in Determining Executive Compensation and Benchmarking Data
We generally have followed a consistent process over the years for determining compensation for our named executive officers. At the conclusion of each fiscal year, our Chief Executive Officer and Chief Financial Officer, with the assistance of the Human Resources Department, consider the compensation of executives in similar positions to theirs at our peer group, which is discussed below, using information gathered from proxy statements and other SEC filings. Our Chief Executive Officer and Chief Financial Officer then provide recommendations to the Compensation Committee for adjustments to their base salaries, bonus opportunities and equity levels.
Our Chief Executive Officer and our Chief Financial Officer attend some of the Compensation Committee meetings, but the Compensation Committee also regularly holds executive sessions not attended by any members of management or non-independent directors. The Compensation Committee discusses our Chief Executive Officer’s and Chief Financial Officer’s compensation package with them, but makes decisions with respect to their compensation without them present. The Compensation Committee has the ultimate authority to make decisions with respect to the compensation of our named executive officers, but may, if it chooses, delegate any of its responsibilities to subcommittees. The Compensation Committee has delegated to Mr. Kim the authority to grant long-term incentive awards to employees below the level of executive officer under guidelines set by the Compensation Committee. The Compensation Committee also has authorized Mr. Kim to make salary adjustments and short-term incentive decisions for all employees other than officers under guidelines approved by the Compensation Committee. The Compensation Committee has not delegated any of its authority with respect to the compensation of executive officers. Although neither the Compensation Committee nor the Board of Directors is required to ratify the actions of Mr. Kim with regard to the authority delegated to him, as a matter of good corporate practice, Mr. Kim periodically provides a report to the Board of Directors regarding grants of long-term incentive awards to employees authorized by him. The Compensation Committee reviews this information in light of its own current experience, access to compensation information and experience at other companies and on other boards. The Compensation Committee historically has given considerable weight to management recommendations based on their direct knowledge of their performance and contributions to the company. The Compensation Committee considers these factors, as well as any other factors it may deem relevant to its executive compensation determinations, and sets the compensation for the company’s executive officers.
In determining the compensation of the named executive officers for fiscal year 2017, the Compensation Committee considered external market data and publicly available information from a peer group of comparable companies compiled as described above. This market data focused on, among other things, the cash components of compensation for executives.
The 2017 peer group used for purposes of determining 2017 compensation for the named executive officers represents companies within the telecommunications industry. The peer group was chosen primarily because they are our primary business competitors and because we consider the scope and complexity of their business operations to be closely related to ours. Our 2017 peer group was established by the Compensation Committee based on recommendations made by management.
For fiscal year 2017, our peer group was comprised of the following companies:

•	Adtran, Inc.

•	Brocade Communications Systems, Inc.

•	Calix, Inc.

•	Ciena Corporation

•	F5 Networks, Inc.

•	Harmonic, Inc.

•	Infinera Corporation

•	IXIA (acquired by KeySight Technologies, Inc. in April 2017)

•	Juniper Networks, Inc.

•	Ribbon Communications Inc.

•	Westell Technologies, Inc.
Role of Compensation Consultants
In performing its duties, the Compensation Committee may obtain input, as it deems necessary, from outside professional consulting firms retained directly by the Compensation Committee or through the assistance of the Human Resources Department. The Compensation Committee did not retain an outside professional consulting firm to conduct a competitive review and assessment of the company’s executive compensation program for the 2017 fiscal year.
Elements of Compensation Allocation
The Compensation Committee believes that each element of our compensation program is essential to attracting and retaining experienced and motivated executive officers who are able to successfully manage our operations, strategic direction and financial performance, particularly given the intensely competitive and rapidly changing telecommunications industry in which we operate. In evaluating the overall mix of compensation for named executive officers, the Compensation Committee typically does not rely on pre-determined formulas for weighting different elements of compensation for allocating between long-term and short-term compensation, but instead strives to develop comprehensive compensation packages that emphasize attainment of our short-term and long-term objectives and are reflective of our financial position and the executive’s abilities, experience level and contributions.
Base Salaries
In general, base salaries for employees, including named executive officers, are established based on the scope of their responsibilities, individual contribution, prior experience, sustained performance and anticipated level of difficulty of replacing the employee with someone of comparable experience and skill. Decisions regarding salary increases take into account the executive’s current salary and the amounts paid to the named executive officer’s peers outside the company. In addition to considering the competitive pay practices of our peer group of companies, we also consider the amounts paid to a named executive officer’s peers internally by conducting an internal pay equity analysis which compares the pay of each named executive officer to other members of the management team. Base salaries are reviewed periodically, but are not automatically increased if the Compensation Committee believes that other elements of compensation are more appropriate in light of our stated objectives. This strategy is consistent with our intent of offering compensation that is contingent on the achievement of performance objectives. Commencing in October 2015, a voluntary salary reduction was initiated by the named executive officers. For 2015, Legacy Zhone’s named executive officers’ base salaries were reduced by 20%. All other exempt employees company-wide incurred a base salary reduction of 10%. This salary reduction remained in effect in 2016 for Messrs. Norrod, Kim and Misaka. The salary reduction was discontinued on April 1, 2017. On that date, Mr. Kim’s and Mr. Norrod’s annual salary increased to $400,000 and Mr. Misaka’s annual salary increased to $365,000. Mr. Golomb’s annual base salary is $300,000, which amount was set by the Compensation Committee in connection with his commencement of employment in December 2017.

Annual Incentives
In addition to the named executive officers’ base salaries, they are eligible to participate in a performance-based annual bonus program, to be earned and paid quarterly in equal installments. Mr. Kim’s target quarterly bonus is $100,000. Mr. Norrod’s target quarterly bonus was $100,000. Mr. Misaka’s target quarterly bonus was $50,000. Their actual bonus is intended to be based upon our Board of Directors’ evaluation of our overall results compared to the annual budget approved by our Board of Directors for the following criteria: revenues; pre-tax income from operations (excluding any non-recurring and/or extraordinary charges or credits); free cash flow (excluding any equity and/or debt changes); and other non-financial subjective criteria determined by the Board of Directors. For 2017, no specific quarterly performance objectives were established for the named executive officers’ bonus opportunities. Instead, the quarterly bonus plan achievement and payout was determined by our Board of Directors based on their subjective evaluation of our overall performance relative to the operating plan and of the named executive officers’ individual performance. Our Board of Directors determined Mr. Kim was the only named executive officer who was entitled to receive a bonus payment in 2017 under this program. Mr. Kim received a bonus of $100,000 in 2017.
Other Bonuses
On September 9, 2016, in connection with the consummation of the Merger, we entered into transaction bonus agreements with each of Messrs. Norrod and Misaka pursuant to which these executives were entitled to receive a one-time cash bonus in connection with the successful consummation of the Merger. The amount of the cash bonus payable under the transaction bonus agreements was $1,000,000 for Mr. Norrod and $500,000 for Mr. Misaka. Mr. Norrod was paid $500,000 in October 2016 and $500,000 in January 2017. Mr. Misaka was paid $500,000 in March 2017.
Mr. Kim was paid a $100,000 stay bonus paid upon the execution of his amended and restated employment agreement in October 2017.
Long-Term Equity Incentives
The goal of our long-term, equity-based incentive awards is to align the interests of employees with stockholders and to provide each employee with an incentive to manage our company from the perspective of an owner with an equity stake in the business. Because vesting is based on continued employment, our equity-based incentives also facilitate the retention of employees through the term of the awards. In determining the size of the long-term equity incentives to be awarded to employees, we take into account a number of internal factors, such as the relative job scope, individual performance history, prior contributions, the size of prior grants and competitive market data for our peer group of companies. Based upon these factors, the Compensation Committee determines the size of the long-term equity incentives at levels it considers appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value. The Compensation Committee does not apply any set formula or consider any specific weighting of these factors in setting the awards for a year. Rather, the level of awards is determined solely in the discretion of the Compensation Committee, taking into account those factors and the recommendations of management.
To reward and retain employees in a manner that best aligns employees’ interests with stockholders’ interests, we use stock options as the primary incentive vehicle for long-term compensation opportunities. We believe that stock options are an effective tool for meeting our compensation goal of increasing long-term stockholder value by tying the value of the stock options to our future performance. Because employees are able to profit from stock options only if our stock price increases in value over the stock option’s exercise price, we believe the options provide effective incentives to employees to achieve increases in the value of our stock. To the extent they are awarded in any given year, annual grants of options have historically been approved by the Board of Directors at its regularly scheduled meeting in August and had a grant date effective as of the first day of the September following the Board of Directors’ meeting. While historically the vast majority of stock option awards to our employees have been made pursuant to our annual grant program, the Compensation Committee retains discretion to make stock option awards to employees at other times, including in connection with the hiring of an employee, the promotion of an employee, to reward an employee, for retention purposes or for other circumstances recommended by management or the Compensation Committee. The exercise price of any such grant is the fair market value of our common stock on the grant date. In addition, our stock option programs are broad-based.
On January 4, 2017, Mr. Kim was granted stock options to purchase 99,999 shares under the 2017 Plan (which number has been adjusted for the 1 for 5 reverse split that took effect on February 28, 2017). The options have a ten-year term and an exercise price equal to the fair market value of our common stock on the date of grant. The options vest in 48 equal monthly installments over the course of four years from the date of grant, subject to Mr. Kim’s continuing services to us through the applicable vesting date.
On October 10, 2017, in accordance with the terms of his amended and restated employment agreement, Mr. Kim was granted stock options to purchase 150,000 shares under the 2017 Plan. The options have a ten-year term and an exercise price equal to the fair market value of our common stock on the date of grant. The options vest in 36 equal monthly installments following the date of grant, subject to Mr. Kim’s continuing services to us through the applicable vesting date.
On December 1, 2017, in accordance with the terms of his employment agreement, Mr. Golomb was granted stock options to purchase 130,000 shares of our common stock under the 2017 Plan. The options have a ten-year term and an exercise price per share equal to the fair market value of our common stock on the date of grant. The options vest as to one-third of the shares on the first anniversary of the date of his commencement of employment and vest as to the remaining shares in 24 equal monthly installments thereafter, subject to Mr. Golomb’s continuing services to us through the applicable vesting date.
In addition, the vesting of the stock options held by our named executive officers may accelerate under certain circumstances as described below under “Potential Payments Upon Termination.” These grants are further described in the table under “2017 Grants of Plan-Based Awards” below.
The Compensation Committee has not timed, nor does it intend in the future to time, the release of material nonpublic information based on equity award grant dates.
Retirement Savings
Our employees are eligible to participate in our 401(k) plan. Each employee may make before-tax contributions of up to 75% of their base salary, up to the limits imposed by the Code. We provide this plan to help our employees save some amount of their cash compensation for retirement in a tax efficient manner. We currently do not provide a matching contribution under our 401(k) plan, nor do we offer other retirement benefits.
Health and Welfare Benefits
The establishment of competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. Our named executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and disability insurance, generally on the same basis as other employees. We believe that these health and welfare benefits help ensure that the company has a productive and focused workforce.
Other Benefits
We provide our named executive officers with other benefits when it is appropriate or necessary to incentivize them to join our company or to retain them. Pursuant to his amended and restated employment agreement, Mr. Kim receives a housing allowance and was eligible for relocation assistance in connection with his relocation to the San Francisco Bay Area from Korea in connection with his commencement of employment.
Tax Deductibility of Executive Compensation
Limitations on the deductibility of compensation may occur under Section 162(m) of the Code, which generally limits the tax deductibility of compensation paid by a public company to its chief executive officer and certain other highly compensated executive officers to $1 million. Tax deductibility is not a primary objective of our compensation programs, particularly in light of our company’s substantial net operating losses. We believe that achieving our compensation objectives set forth above is more important than the benefit of tax deductibility, and we reserve the right to maintain flexibility in how we compensate our executive officers that may result in limiting the deductibility of amounts of compensation from time to time.
Relationship Between Compensation and Risk
In early 2018, management assessed our compensation policies and programs for all employees for purposes of determining the relationship of such policies and programs and the enterprise risks faced by us. After that assessment, management determined that none of our compensation policies or programs create risks that are reasonably likely to have a material adverse effect on us. Management reported the results of its assessment to the Compensation Committee.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement for the 2018 annual meeting.

Respectfully Submitted by the Compensation Committee

Min Woo Nam (Chairman)
Michael Connors
Sung-Bin Park

* The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material,” to be “filed” with the SEC or be subject to Regulation 14A or Regulation 14C or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference into any filing of DZS, except to the extent that DZS specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee for the 2017 fiscal year were Min Woo Nam, Michael Connors (from September 11, 2017), Richard Kramlich (until September 11, 2017) and Sung-Bin Park. All members of the Compensation Committee during 2017, other than Mr. Nam, were independent directors, and none of them were our officers or employees or former officers or employees. During 2017, none of our executive officers served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on the Compensation Committee or Board of Directors.

 Summary Compensation Table
The following table sets forth the compensation earned during the years ended December 31, 2017, 2016 and 2015 for our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
Il Yung Kim President and Chief Executive Officer	2017 2016	397,110 (5) 113,711 (7)	200,000 —	— —	1,492,500 739,907	— —	— —	127,580 (6) 33,095 (8)	2,217,190 886,713
James Norrod Former Co-Chief Executive Officer (4)	2017 2016 2015	293,938 320,000 396,923	500,000 1,000,000 100,000	— — —	— 707,907 —	— — —	— — —	330,257 (9) 71,380 (10) 86,248 (11)	1,124,195 2,098,915 583,171
Michael Golomb Chief Financial Officer, Treasurer and Secretary	2017	24,231	—	—	1,077,700	—	—	2,452 (12)	1,104,383
Kirk Misaka Former Chief Financial Officer, Corporate Treasurer and Secretary (4)	2017 2016 2015	346,750 292,000 362,192	500,000 — 267,237	— — —	— 411,850 —	— — —	— — —	251,485 (13) 20,954 (14) 17,631(15)	1,098,235 724,804 647,060

(1)
Amounts reflect, for 2015, discretionary bonuses and, for 2016, Merger consummation bonuses paid to our named executive officers. On September 9, 2016, in connection with the consummation of the Merger, we entered into transaction bonus agreements with each of Messrs. Norrod and Misaka pursuant to which these executives were entitled to receive a one-time cash bonus in connection with the successful consummation of the Merger. The amount of the cash bonus payable under the transaction bonus agreements was $1,000,000 for Mr. Norrod and $500,000 for Mr. Misaka. Mr. Norrod was paid $500,000 in October 2016 and $500,000 in January 2017. Mr. Misaka was paid $500,000 in March 2017. Mr. Yung was paid a bonus of $100,000 for performance during 2017 and a $100,000 stay bonus paid upon the execution of his amended and restated employment agreement dated October 1, 2017.

(2)
This column represents the grant date fair value of the option awards granted during the applicable fiscal year to our named executive officers, calculated in accordance with ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions used in the calculation of these amounts, refer to Note 9 to the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

(3)
Unless otherwise provided, amounts reflected in this column represent medical benefit premiums, contributions to health savings accounts and life insurance premiums paid by us on behalf of the executive for the applicable fiscal year.

(4)
As part of the management transition in connection with the first anniversary of the Merger, in September 2017, Messrs. Norrod and Misaka stepped down from their roles as Co-Chief Executive Officer and Chief Financial Officer, respectively, and Mr. Kim was appointed President, Chief Executive Officer and Acting Chief Financial Officer. Mr. Misaka remained in our employ as Corporate Treasurer and Secretary for a transitional period until February 9, 2018 to assist with the transition of his responsibilities to Mr. Golomb.

(5)
For Mr. Kim, includes (a) $290,000 paid in U.S. Dollars and (b) $107,110 paid in Korean Won (with the KRW 120,000,000 paid to Mr. Kim converted to U.S. Dollars using an exchange rate of 1,155 KRW:1.00 USD, which represents the average of the actual exchange rates on the date of each payment to Mr. Kim for the period from January 1, 2017 through December 31, 2017).

(6)
For Mr. Kim, includes (a) $76,200 in housing allowance, (b) $18,787 in medical insurance paid by us on Mr. Kim’s behalf, (c) $1,888 in other insurance premiums (including dental, vision, life insurance, short and long term disability) paid by us on his behalf and (d) $30,705 in relocation expense paid by us on his behalf.

(7)
For Mr. Kim, for the period from September 9, 2016 through December 31, 2016, includes (a) $32,000 paid in U.S. Dollars and (b) $83,711 paid in Korean Won (with the KRW 95,640,000 paid to Mr. Kim converted to U.S. Dollars using an exchange rate of 1,125 KRW:1.00 USD, which represents the average of the actual exchange rates on the date of each payment to Mr. Kim for the period from September 23, 2016 through December 23, 2016).

(8)
For Mr. Kim, includes (a) $16,480 in housing allowance, (b) $677 in medical insurance paid by us on Mr. Kim’s behalf, (c) $78 in other insurance premiums (including dental, vision, life insurance, short and long term disability) paid by us on his behalf and (d) $15,860 in fees to obtain immigration visas paid by us on his behalf. DZS entered into a lease agreement on October 10, 2016 for a home in Oakland, California in which Mr. Kim resides while conducting his duties in Oakland, California. The lease expense is $6,200 per month, including utilities and expenses. Mr. Kim pays $200 per month to DZS for the difference between his housing allowance and the lease cost per the terms of his employment agreement. No payments were made to Mr. Kim in 2016 for his relocation from Korea to Oakland, California.

(9)
For Mr. Norrod, includes (a) $18,787 in medical insurance premiums paid by us on his behalf, (b) $1,888 in other insurance premiums (including dental, vision, life insurance, short and long term disability) paid by us on his behalf and (c) $309,581 paid pursuant to his release agreement entered into in connection with his termination of employment, including a lump sum cash payment of $300,000 and continued health benefits at our expense for a period of six months following his termination of employment with a value of $9,581.

(10)
For Mr. Norrod, includes (a) $24,877 for reimbursement of housing expenses in Oakland, California, (b) $27,419 for reimbursement of airfare for travel home from the San Francisco Bay Area to visit his family, (c) $17,606 in medical insurance premiums paid by us on his behalf and (d) $1,478 in other insurance premiums (including dental, vision, life insurance, short and long term disability) paid by us on his behalf.

(11)
For Mr. Norrod, includes (a) $46,021 for reimbursement of housing expenses in Oakland, California, (b) $22,245 for reimbursement of airfare for travel home from the San Francisco Bay Area to visit his family, (c) $15,017 in medical insurance premiums paid by us on his behalf, (d) $1,465 in other insurance premiums including dental, vision, life insurance, short and long term disability paid by us on his behalf and (e) $1,500 in contributions paid to his health savings account.

(12)
For Mr. Golomb, includes (a) $2,064 in medical insurance premiums paid by us on his behalf and (b) $388 in other insurance premiums (including dental, vision, life insurance, short and long term disability) paid by us on his behalf.

(13)
For Mr. Misaka, includes (a) $15,497 in medical insurance premiums paid by us on his behalf, (b) $1,500 in contributions made to his health savings account, (c) $1,988 in other insurance premiums (including dental, vision, life insurance, short and long term disability) paid by us on his behalf and (d) $232,500 paid in March 2018 pursuant to his release agreement entered into in September 2017.

(14)
For Mr. Misaka, includes (a) $15,923 in medical insurance premiums paid by us on his behalf, (b) $2,700 in contributions made to his health savings account and (c) $2,331 in other insurance premiums (including dental, vision, life insurance, short and long term disability) paid by us on his behalf.

(15)
For Mr. Misaka, includes (a) $13,585 in medical insurance premiums paid by us on his behalf, (b) $1,700 in contributions made to his health savings account and (c) $2,346 in other insurance premiums (including dental, vision, life insurance, short and long term disability) paid by us on his behalf.

2017 Grants of Plan-Based Awards
The following table sets forth summary information regarding grants of plan-based awards made to our named executive officers during the year ended December 31, 2017.

Name	Grant Date	Approval Date	Estimated Possible Payouts under Non-Equity Incentive Plan Awards Target ($) (1)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or base Price of Option Awards ($/Sh) (2)	Grant Date Fair Value of Stock and Option Awards ($) (3)
Il Yung Kim	1/4/2017	1/4/2017	400,000	—	99,999	4.80	1,012,500
Il Yung Kim	10/10/2017	10/10/2017	—	—	150,000	6.75	480,000
Michael Golomb	12/1/2017	11/13/2017	—	—	130,000	8.29	1,077,700

(1)	Represents the target bonus opportunity for Mr. Kim for 2017.

(2)
Amounts presented have been adjusted to reflect the one-for-five reverse stock split effected on February 28, 2017. The options granted to Mr. Kim on January 4, 2017 have a term of ten years from the date of grant and vest monthly over four years with 48 equal monthly installments over the course of the four years. The options granted to Mr. Kim on October 1, 2017 have a term of ten years from the date of grant and vest monthly over three years in 36 equal monthly installments. The options granted to Mr. Golomb have a term of ten years from the date of grant and vest over three years with the first 33.3% vesting on December 1, 2018 and the remaining shares vesting in 24 equal monthly installments over the course of the remaining two years. The vesting of the stock options held by our named executive officers may accelerate under certain circumstances as described below under “Potential Payments Upon Termination.”

(3)
This column represents the grant date fair value of the option awards granted during the applicable fiscal year to our named executive officers, calculated in accordance with ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions used in the calculation of these amounts, refer to Note 9 to the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

Outstanding Equity Awards at 2017 Fiscal Year End
The following lists all outstanding equity awards held by our named executive officers as of December 31, 2017.

	Option Awards (1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable	(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($) (2)	Option Expiration Date
Il Yung Kim	8,332		141,668	(3)	—	6.75	10/10/2027
	—		99,999		—	4.80	1/4/2027
	62,498		137,502	(4)	—	5.95	9/9/2026
Michael Golomb	—		130,000	(5)	—	8.28	12/1/2027
Kirk Misaka	31,247		68,753		—	—	9/11/2018
	17,999		—		—	7.55	9/01/2018

(1)
Except as otherwise described, all options have a term of ten years from the date of grant and vest and become exercisable in 48 equal monthly installments over the course of four years from the date of grant. The vesting of the stock options held by our named executive officers may accelerate under certain circumstances as described below under “Potential Payments Upon Termination.”

(2)	Amounts presented have been adjusted to reflect the one-for-five reverse stock split effected on February 28, 2017.

(3)	The options have a term of ten years from the date of grant and vest monthly over three years in 36 equal monthly installments.

(4)
The options have a term of ten years from the date of grant and vest over four years with the first 25% vesting on September 9, 2017 and the remaining shares vesting in 36 equal monthly installments over the course of the remaining three years thereafter.

The options have a term of ten years from the date of grant and vest over three years with the first 33.3% vesting on December 1, 2018 and the remaining shares vesting in 24 equal monthly installments over the course of the remaining two years.
(5) The options have a term of ten years from the date of grant and vest over three years with the first 33.3% vesting on December 1, 2018 and the remaining shares vesting in 24 equal monthly installments over the course of the remaining two years.
Option Exercises and Stock Vested in 2017
None of our named executive officers exercised options or had stock awards vest in 2017.
Pension Benefits
None of our named executive officers participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by us.
Nonqualified Deferred Compensation
None of our named executive officers participates in or has account balances in qualified or non-qualified contribution plans or other deferred compensation plans maintained by us.
Potential Payments Upon Termination
We have employment, severance, change of control or release agreements with certain of the named executive officers, as described below.
Employment Agreement with Il Yung Kim
On October 10, 2017, we entered into an Amended and Restated Employment Agreement (the Restated Employment Agreement) with Il Yung Kim, who was then serving as our President, Chief Executive Officer and Acting Chief Financial Officer. The Restated Employment Agreement with Mr. Kim superseded his then-existing employment agreement.
The Restated Employment Agreement has a three-year term expiring on October 10, 2020. During the term, Mr. Kim will serve as President and Chief Executive Officer reporting to the Board of Directors, with such duties and responsibilities as are commensurate with such positions. The Restated Employment Agreement provides that Mr. Kim will have an initial annual base salary of $400,000, which will be reviewed on at least an annual basis by the Compensation Committee. In addition, Mr. Kim is eligible to participate in a performance-based annual bonus program. Mr. Kim has an annual target bonus equal to $400,000. During the term, we will provide Mr. Kim with a monthly housing allowance of up to $6,500. In addition, in the event that Mr. Kim’s employment is terminated, we will pay or reimburse Mr. Kim for up to an additional $30,000 in relocation expenses at such termination of his employment, unless he voluntarily resigns without “good reason” (as defined below). The relocation expenses to be provided to Mr. Kim will be grossed-up for taxes. Mr. Kim is also eligible to participate in all health benefits, insurance programs, pension and retirement plans and other employee benefit and compensation arrangements generally available to our other officers. Mr. Kim also received a one-time signing bonus in the amount of $100,000 in connection with the execution of the Restated Employment Agreement.
Under the Restated Employment Agreement, Mr. Kim will receive certain compensation in the event that his employment is terminated by us for any reason other than by reason of death, disability, his termination for “cause” (as defined below), if he resigns for “good reason” (as defined below), or as a result of the expiration of the term (each, a “Qualifying Termination”). In the event that Mr. Kim’s employment is terminated by reason of a Qualifying Termination, he will be entitled to receive a lump-sum payment equal to his annual salary as in effect immediately prior to the date of termination (or, if greater, $400,000) plus an amount equal to the sum of the bonuses earned by Mr. Kim for the four most recently completed calendar quarters preceding his date of termination. In addition, in the event of a Qualifying Termination, all stock awards held by Mr. Kim will vest in full on the date of termination and, with respect to stock awards granted on or after the date of the Restated Employment Agreement, shall remain exercisable for a period of one year following the date of termination (but not beyond the original expiration date of such stock awards).

Assuming a hypothetical Qualifying Termination of Mr. Kim’s employment on December 31, 2017, the last day of our 2017 fiscal year, we would have been obligated to pay Mr. Kim a lump sum payment of $600,000, up to $30,000 reimbursement of expenses for relocation to his new principal place of residence, and the vesting and exercisability of his stock options would have accelerated on the date of termination, which stock options would have had a value of $1,282,625 as of December of December 31, 2017, based on a closing price per share of our common stock on December 29, 2017 (the last trading day of 2017) of $9.26, less the applicable exercise price.
Employment Agreement with Michael Golomb
On December 1, 2017, we entered into an employment agreement with Mr. Golomb (the Golomb Employment Agreement). The Golomb Employment Agreement has an initial term expiring on December 1, 2020. During the term, Mr. Golomb will serve as Chief Financial Officer, Corporate Treasurer and Secretary reporting to the Chief Executive Officer, with such duties and responsibilities as are commensurate with the position. The Golomb Employment Agreement provides that Mr. Golomb has an initial annual base salary of $300,000. The base salary will be reviewed on at least an annual basis by the Compensation Committee. Mr. Golomb is also eligible to participate in all health benefits, insurance programs, pension and retirement plans and other employee benefit and compensation arrangements generally available to our other officers.
Under the Golomb Employment Agreement, Mr. Golomb will receive certain compensation in the event that his employment is terminated by us for any reason other than by reason of death, disability, termination for “cause” (as defined below), or if the executive resigns for “good reason” (as defined below), or as a result of the expiration of the term (each, a “Qualifying Termination”). In the event Mr. Golomb’s employment is terminated by reason of a Qualifying Termination, Mr. Golomb will be entitled to receive a lump-sum payment equal to the greater of his six months’ salary as in effect immediately prior to the date of termination or $150,000. In addition, in the event of a Qualifying Termination, all stock awards held by Mr. Golomb will vest in full on the date of termination and shall remain exercisable for a period of one year following the date of termination (but not beyond the original expiration date of such stock awards).
Following the date that is six months following the date of the Golomb Employment Agreement, the Chief Executive Officer will conduct an initial review of Mr. Golomb’s performance. Based on such review, the Chief Executive Officer may, but will be under no obligation to, recommend to the Board of Directors the grant of such number of additional options to purchase shares of our common stock so that, after taking into account the number of shares of our common stock subject to the stock options described above plus the number of shares of our common stock subject to such additional grant, Mr. Golomb holds stock options to purchase up to an aggregate of 1% of the outstanding shares of our common stock.
Assuming a hypothetical Qualifying Termination of Mr. Golomb’s employment on December 31, 2017, the last day of our 2017 fiscal year, we would have been obligated to pay Mr. Golomb a lump sum payment of $150,000, and the vesting and exercisability of his stock options would have accelerated on the date of termination, which stock options would have had a value of $126,000 as of December of December 31, 2017, based on a closing price per share of our common stock on December 29, 2017 (the last trading day of 2017) of $9.26, less the applicable exercise price.
Defined Terms in Employment Agreements
For purposes of the employment agreements, “cause” is generally defined to include: (1) the executive’s willful or continued failure to substantially perform his duties with the company, or any failure to carry out, or comply with, in any material respect any lawful and reasonable directive of the Board of Directors (or, with respect to Mr. Golomb, the Chief Executive Officer) consistent with the terms of his employment agreement, which failure continues for 15 days following the executive’s receipt of written notice from the Board of Directors, (2) the executive’s conviction of, guilty plea to, or entry of a nolo contendere plea to a felony or a crime of moral turpitude or commission of an act of fraud, embezzlement or misappropriation against us, (3) the executive’s willful or reckless misconduct that has caused or is reasonably likely to cause demonstrable and material financial injury to the company, or (4) the executive’s willful and material breach of his employment agreement, which breach remains uncured for 15 days following his receipt of written notice by the Board of Directors.
For purposes of the employment agreements, “good reason” is generally defined to include the occurrence of any of the following events without his consent: (1) a material diminution in the executive’s base compensation, (2) a material diminution in the executive’s authority, duties or responsibilities, (3) a material change in the geographic location at which the executive must perform his duties, or (4) any other action or inaction that constitutes a material breach by the company of its obligations under the employment agreement.
Release Agreements with Messrs. Norrod and Misaka

In connection with their resignations from their management roles, and Mr. Norrod’s termination of employment, Messrs. Norrod and Misaka entered into release agreements with the company. Pursuant to his release agreement, Mr. Norrod received a lump sum cash payment of $300,000, continued health benefits at our expense for a period of six months following his termination of employment and an extension of the period of time to exercise his vested stock options through September 11, 2018. Pursuant to his release agreement, Mr. Misaka is entitled to receive a lump sum cash payment of $232,500 and an extension of the period of time to exercise his vested stock options through September 11, 2018. Mr. Misaka’s employment ended on February 9, 2018. Mr. Misaka’s payment was made on March 9, 2018.

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of our employees and the annual total compensation of Il Yung Kim, our President and Chief Executive Officer. The pay ratio included in this information is a reasonable estimate calculated in a manner that is intended to be consistent with Item 402(u) of Regulation S-K.
For 2017, our last completed fiscal year:

•	the median of the annual total compensation of all employees of our company (other than Mr. Kim) was $64,802; and

•	the annual total compensation of Mr. Kim, our President and Chief Executive Officer, as reported in the Summary Compensation Table included elsewhere in this Proxy Statement, was $2,217,190
Based on this information, for 2017, the ratio of the annual total compensation of Mr. Kim, our Chief Executive Officer and President, to the median of the total compensation of all employees of our company, was 50 to 1.
We determined that, as of December 31, 2017, our employee population consisted of 623 individuals. Our employee workforce consists of full- and part-time employees.
For purposes of measuring the compensation of our employees, we included each employee’s 2017 base compensation.  This methodology was consistently applied to all our employees as of December 31, 2017.  We annualized the base compensation for our employees who were hired during 2017 and did not serve as employees for the full calendar year.  We did not make any cost-of-living adjustments in identifying the “median employee.”  Compensation paid to our non-U.S. employees was converted to U.S. dollars based on the exchange rate conversion methodology used by us for purposes of our audited financial statements.  Once we identified the total annual compensation of the “median employee” for purposes of the ratio disclosed above, we calculated the components of the median employee’s compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in the annual total compensation for the median employee reflected above.

Equity Compensation Plan Information
The following table provides information as of December 31, 2017 with respect to shares of our common stock that may be issued under existing equity compensation plans. The table does not include information with respect to shares subject to outstanding options granted under equity compensation arrangements assumed by us in connection with mergers and acquisitions of the companies that originally granted those options.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (1)(2)	Weighted average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(2)
Equity compensation plans approved by security holders	1,218,597	6.50	224,757	(3)
Equity compensation plans not approved by security holders	—	—	—

(1)
This column includes 545,598 and 672,999 shares of unvested restricted stock and/or restricted stock units outstanding as of December 31, 2017 under the 2001 Plan and the 2017 Plan, respectively. The weighted average exercise price of those outstanding options is $6.50 per share.

(2)	Amounts presented have been adjusted to reflect the one-for-five reverse stock split effected on February 28, 2017.

(3)
Includes shares available for future issuance under our 2017 Plan (as described above under Proposal 2) and the Zhone Technologies, Inc. 2002 Employee Stock Purchase Plan. As of December 31, 2017, 113,845 shares of common stock were available for future issuance under the 2002 Employee Stock Purchase Plan. The amount reflected in the table above does not include shares that may become available for future issuance under our 2017 Plan pursuant to the evergreen provision of the plan, as described in more detail under Proposal 2 above.

DIRECTOR COMPENSATION
Directors who are employees of the company, such as Il Yung Kim, do not receive any additional compensation for their services as directors.
Under our non-employee director compensation program for fiscal year 2017, each non-employee director was eligible to receive an annual cash retainer of $20,000, but was entitled to elect to receive an equivalent amount of fully vested shares of our common stock in lieu of the cash retainer, based on the fair market value of the shares on the date the cash retainer would otherwise be paid. To align the interests of directors with the long-term interests of stockholders, each non-employee director was also entitled to receive an annual equity grant in the form of a stock option to purchase 10,000 shares at an exercise price equal to the fair market value of our common stock on the date of grant. In lieu of this stock option, each non-employee director was entitled to elect to receive the annual equity grant in the form of 3,000 restricted stock units. The annual equity grant of stock options would vest in 48 equal monthly installments over the course of four years. The annual equity grant of restricted stock units would vest in four equal annual installments over the course of four years. In addition, the chair of the Audit Committee received a $4,000 cash payment per committee meeting attended, and each of the other committee members received a $2,000 cash payment per committee meeting attended. Non-employee directors were also entitled to reimbursement of reasonable out-of-pocket expenses incurred attending Board and committee meetings, and in connection with Board related activities.
On January 8, 2018, our Board of Directors adopted a new compensation program for non-employee directors. Under our new non-employee director compensation program, each non-employee director is eligible to receive an annual cash retainer of $35,000 (pro-rated for partial years) that is paid quarterly. To align the interests of directors with the long-term interests of stockholders, each non-employee director is also entitled to receive an annual equity grant in the form of restricted stock units. The restricted stock units will be automatically granted on the first trading day of each calendar year commencing January 2019. The number of restricted stock units granted will be determined by dividing $65,000 by the fair market value per share of our common stock on the date of grant. The annual equity grant of restricted stock units will vest in four equal installments at the end of each quarter over the course of one year following the grant date. In addition, members of the Audit Committee will receive an annual cash retainer of $15,000, members of the Compensation Committee will receive an annual cash retainer of $10,000 and members of the Nominating and Corporate Governance Committee will receive an annual cash retainer of $5,000. All cash retainers are paid quarterly for continued service on the committees. Non-employee directors are also entitled to reimbursement of reasonable out-of-pocket expenses incurred attending Board and committee meetings, and in connection with Board related activities. The following table sets forth the compensation earned during the year ended December 31, 2017 by each of our non-employee directors.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (4)	Total ($)
Michael Connors(5)	62,000	—	65,400	—	—	—	127,400
Seong Gyun Kim(6)	44,000	32,700	—	—	—	—	76,700
C. Richard Kramlich(7)	17,850	—	—	—	—	—	17,850
Min Woo Nam(8)	20,000	—	65,400	—	—	—	84,500
Sung-Bin Park(9)	32,000	—	65,400	—	—	—	97,400

(1)
As described above, for director compensation in 2017, a director was entitled elect to receive an equivalent amount of fully vested shares of our common stock in lieu of the annual cash retainer. The amounts in this column include the annual cash retainer and committee fees paid in cash. Each of Dr. Connors and Mr. Kramlich elected to receive fully vested shares of our common stock in lieu of their regular cash retainer. Accordingly, in October 2017, Dr. Connors received 3,058 fully vested shares of our common stock in lieu of his 2017 cash retainer with a grant date fair value of $20,000, as calculated in accordance with ASC Topic 718. In February 2017, Mr. Kramlich received 16,807 fully vested shares of our common stock in lieu of his 2016 cash retainer with a grant date fair value of $17,850, as calculated in accordance with ASC Topic 718. The award to Mr. Kramlich was delayed due to the fact we did not have sufficient shares in our equity plan to grant the shares during 2016.

(2)
This column represents the grant date fair value of the equity awards granted in 2017 to the non-employee directors, as calculated in accordance with ASC Topic 718. For these awards, the grant date fair value is calculated using the closing price of our common stock on the grant date as if these awards were vested and issued on the grant date. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions used in the calculation of these amounts, refer to Note 9 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017. Amounts presented have been adjusted to reflect the one-for-five reverse stock split effected on February 28, 2017.

(3)
This column represents the grant date fair value of the option awards granted in 2017 to the non-employee directors, as calculated in accordance with ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions used in the calculation of these amounts, refer to Note 9 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

(4)
The aggregate amount of perquisites and other personal benefits, securities or property provided to each non-employee director, valued on the basis of aggregate incremental cost to the company, was less than $10,000.

(5)		As of December 31, 2017, Dr. Connors held a total of 72,000 stock options and no unvested stock awards.

(6)		As of December 31, 2017, Mr. Kim held no stock options and a total of 3,000 restricted stock units.

(7)
Effective September 11, 2017, Mr. Kramlich resigned from the Board of Directors. In connection with Mr. Kramlich’s resignation, the Board of Directors approved an extension of time for him to exercise his vested stock options through September 11, 2018. As of December 31, 2017, Mr. Kramlich held a total of 13,119 stock options and no restricted stock units.

(8)		As of December 31, 2017, Mr. Nam held a total of 20,000 stock options and no unvested stock awards.

(9)		As of December 31, 2017, Mr. Park held a total of 20,000 stock options and no unvested stock awards.

OWNERSHIP OF SECURITIES
Beneficial Ownership Table
The following table sets forth information known to us regarding ownership of our common stock on April 12, 2018 by (1) each person who beneficially owned more than 5% of our common stock, (2) each current director, (3) each of our named executive officers and (4) all directors, named executive officers and their affiliates as a group. We are not aware of any arrangements, including any pledge of our common stock, that could result in a change in control.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)		Percent Owned (3)
DASAN Networks, Inc.	9,493,015	(4)	57.7%
New Enterprise Associates	956,254	(5)	5.8%
Il Yung Kim	156,236	(6)	*
Michael Golomb	---		*
James Norrod	61,992	(7)	*
Kirk Misaka	142,719	(8)	*
Min Woo Nam	12,696	(9)	*
Michael Connors	84,379	(10)	*
Seong Gyun Kim	12,868	(11)	*
Sung-Bin Park	12,280	(12)	*
Rolf Unterberger	4,525	(13)	*
All directors, named executive officers and their affiliates as a group (9 persons) (14)	10,936,962		65.3%

*	Denotes less than 1%.

(1)
Under the rules of the SEC, a person is the beneficial owner of securities if that person has sole or shared voting or investment power. Except as indicated in the footnotes to this table and subject to applicable community property laws, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned. Unless otherwise indicated, the address for each person or entity named below is c/o DASAN Zhone Solutions, Inc., 7195 Oakport Street, Oakland, California 94621.

(2)
In computing the number of shares beneficially owned by a person named in the table and the percentage ownership of that person, shares of common stock that such person had the right to acquire within 60 days after April 12, 2018 are deemed outstanding, including without limitation, upon the exercise of options or vesting of restricted stock units. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3)
For each person included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person by the sum of (a) 16,440,829 shares of common stock outstanding on April 12, 2018 plus (b) the number of shares of common stock that such person had the right to acquire within 60 days after April 12, 2018.

(4)	The address of DASAN Networks, Inc. is DASAN Tower, 49, Daewangpangyo-ro 644 Beon-gil Budang-gu, Sungnam-si, Gyeonggi-do, 463-400, Korea.
(5)
Based solely on information contained in a Schedule 13D/A filed with the SEC on April 21, 2016 (as adjusted for the one-for-five reverse stock split of our common stock effected in February 2017), consists of (a) 72,685 shares held by New Enterprise Associates VIII, Limited Partnership, (b) 51,767 shares held by New Enterprise Associates 8A, Limited Partnership, (c) 357,613 shares held by New Enterprise Associates 9, Limited Partnership and (d) 474,189 shares held by New Enterprise Associates 10, Limited Partnership. Each separate New Enterprise Associates entity disclaims beneficial ownership over shares with respect to which it is not the direct holder, except to the extent of its pecuniary interest therein. The address of the entities affiliated with New Enterprise Associates is 1954 Greenspring Drive, Suite 600, Timonium, MD 21093.

(6)	Consists of 156,236 shares subject to stock options exercisable by Mr. Kim within 60 days after April 12, 2018.
(7)	Consists of (a) 12,000 shares held by Mr. Norrod, and (b) 49,992 shares subject to stock options exercisable by Mr. Norrod within 60 days after April 12, 2018.
(8)	Consists of (a) 89,309 shares held by Mr. Misaka, and (b) 53,410 shares subject to stock options exercisable by Mr. Misaka within 60 days after April 12, 2018.

(9)	Consists of (a) 1,717 shares held by Mr. Nam, (b) 5,151 Restricted Stock Units, and (c) 5,828 shares subject stock options exercisable by Mr. Nam within 60 days after April 12, 2018.
(10)
Consists of (a) 30,364 shares held by Dr. Connors, (b) 3,333 shares held by Suaimhneas LLC, of which Dr. Connors is the sole manager and his adult children are the owners, and (c) 5,151 Restricted Stock Units, and (d) 45,531shares subject stock options exercisable by Dr. Connors within 60 days after April 12, 2018.

(11)	Consists of (a) 2,467 shares held by Mr. Kim and (b) 10,401 Restricted Stock Units as of April 12, 2018.
(12)	Consists of (a)1,717 shares held by Mr. Park, (b) 5,151 Restricted Stock Units, and (c) 5,412 shares subject to stock options exercisable by Mr. Park within 60 days after April 12, 2018.
(13)	Consists of 4,525 Restricted Stock Units held by Mr. Unterberger as of April 12, 2018
(14)	Includes 316,409 shares subject to stock options exercisable within 60 days after April 12, 2018.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. These persons are required to furnish us with copies of all forms that they file. Based solely on our review of copies of these forms in our possession and in reliance upon written representations from our directors and executive officers, we believe that all of our directors, executive officers and 10% stockholders complied with the Section 16(a) filing requirements during 2017.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review and Approval of Related Party Transactions
All relationships and transactions in which the company and our directors and executive officers or their immediate family members are participants are reviewed by our Audit Committee or another independent body of the Board of Directors, such as the independent and disinterested members of the Board of Directors. As set forth in the Audit Committee charter, the members of the Audit Committee, all of whom are independent directors, review and approve related party transactions for which such approval is required under applicable law, including SEC and Nasdaq rules. In the course of its review and approval or ratification of a disclosable related party transaction, the Audit Committee or the independent and disinterested members of the Board of Directors may consider:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to the company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the company; and

•	any other matters the Audit Committee deems appropriate.

Related Party Transactions
In connection with the Merger, on September 9, 2016, we entered into a loan agreement with DNI for a $5.0 million unsecured subordinated term loan facility. Under the loan agreement, we were permitted to request drawdowns of one or more term loans in an aggregate principal amount not to exceed $5.0 million. As of December 31, 2017, $5.0 million in term loans was outstanding under the facility. Such term loans mature in September 2021 and are pre-payable at any time by us without premium or penalty. The interest rate as of December 31, 2017 under this facility was 4.6% per annum.
In addition, we borrowed $1.8 million from DNI for capital investment in February 2016, which amount was outstanding as of December 31, 2017. This loan was due to mature in March 2018 with an option of renewal by mutual agreement, and bore interest at a rate of 4.6% per annum, payable annually. Effective February 27, 2018, we and DNI amended the terms of this loan to extend the repayment date from March 2018 to July 2019.
On June 23, 2017, we borrowed $3.5 million from Solueta, an affiliate of DNI, which amount was repaid in November 2017 and bore interest at a rate of 4.6% per annum, payable monthly.
On March 27, 2018, DASAN Network Solutions, Inc., a company incorporated under the laws of Korea and a wholly owned subsidiary of DZS (DNS Korea), entered into a loan agreement with DNI for a KRW 6.5 billion (or approximately US$6.0 million) secured term loan. The term loan will mature on June 27, 2019, bears interest at a rate of 4.6% per annum, is pre-payable at any time by DNS Korea without premium or penalty, and is secured by certain accounts receivable of DNS Korea.
Interest expense on these related party borrowings was $0.3 million in 2017.
On December 31, 2017, DNS acquired 100% and 99.99% of the common stock of D-Mobile Limited (D-Mobile) and DASAN India Private Limited (DASAN India), respectively, from DNI for an aggregate purchase price of approximately $0.8 million. D-Mobile and DASAN India are resellers of our products in Taiwan and India, respectively.

Mr. Min Woo Nam, the Chairman of our Board of Directors, personally guarantees certain of our credit facilities. As of December 31, 2017, the aggregate principal amount of outstanding indebtedness guaranteed by Mr. Nam under such facilities was $3.8 million. In addition, Mr. Nam has guaranteed $3.0 million of letter of credit as of December 31, 2017.
We have entered into various agreements and transactions with DNI and certain of its affiliates in the ordinary course of business. We have entered into certain sales agreements with DNI and certain of its subsidiaries for the sale of our products in Korea, France, India and Taiwan, under which finished goods produced by us were sold to these related parties for approximately $31.4 million during the year ended December 31, 2017.
We have also entered into an agreement with CHASAN Networks Co., Ltd., a wholly owned subsidiary of DNI, to provide manufacturing and research and development services for us, under which agreement we are charged a cost plus 7% fee for the manufacturing and development of certain deliverables. We paid approximately $0.9 million to CHASAN Networks Co., Ltd. under this agreement during the year ended December 31, 2017.
We have entered into an agreement with Tomato Soft Ltd., a wholly owned subsidiary of DNI, to provide manufacturing and research and development services for us. We paid approximately $0.4 million to Tomato Soft Ltd. under this agreement during the year ended December 31, 2017.
We have entered into an agreement with Tomato Soft (Xi'an) Ltd., a wholly owned subsidiary of DNI, to provide research and development services for us, under which agreement we are charged an expected annual fee of $0.8 million for the development of certain deliverables. We paid approximately $0.4 million to Tomato Soft (Xi'an) Ltd. under this agreement during the year ended December 31, 2017.
In addition, we share office space with DNI and certain of DNI's subsidiaries. Prior to the Merger, DNS, then a wholly owned subsidiary of DNI, shared human resources, treasury and other administrative support with DNI. As such, we have entered into certain service sharing agreements with DNI and certain of its subsidiaries for the shared office space and shared administrative services. Expenses related to rent and administrative services are allocated to us based on square footage occupied and headcount, respectively. We paid approximately $5.5 million to DNI and its subsidiaries under these agreements during the year ended December 31, 2017.
DNI has also provided payment guarantees relating to certain of our borrowings, and we pay DNI a guarantee fee which is calculated as 0.9% of the guaranteed amount. We paid approximately $0.2 million to DNI in respect of its payment guarantees during the year ended December 31, 2017.
See Note 13 to the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017 (which is incorporated herein by reference) for information regarding related party transactions involving DNI and its affiliates.

AUDIT COMMITTEE REPORT
The Audit Committee has been established for the purpose of overseeing the accounting and financial reporting processes of the company and audits of DZS’ financial statements and internal control over financial reporting. DZS’ Audit Committee is made up solely of independent directors, as defined in the applicable Nasdaq and SEC rules, and it operates under a written charter adopted by the Board of Directors. The composition of the Audit Committee, the attributes of its members and its responsibilities, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. As described more fully in the charter, the purpose of the Audit Committee is to assist the Board of Directors in its general oversight of DZS’ financial reporting, internal controls and audit functions. Management is responsible for the preparation, presentation and integrity of DZS’ financial statements, accounting and financial reporting principles, internal controls, and procedures designed to assure compliance with accounting standards, applicable laws and regulations. PwC, DZS’ independent registered public accounting firm, is responsible for performing an independent audit of DZS’ consolidated financial statements in accordance with generally accepted auditing standards. The Audit Committee periodically meets with PwC, with and without management present, to discuss the results of their examinations, their evaluations of DZS’ internal controls and the overall quality of DZS’ financial reporting. The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, PwC. The Audit Committee serves a board level oversight role, in which it provides advice, counsel and direction to management and PwC on the basis of the information it receives, discussions with management and PwC, and the experience of the Audit Committee’s members in business, financial and accounting matters.
In performing its oversight role, the Audit Committee reviewed and discussed the audited financial statements with management and PwC. The Audit Committee also discussed with PwC the matters required to be discussed by Statement on Auditing Standard No. 16 (Communications with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board (United States) in Rule 3200T, including the quality and acceptability of DZS’ accounting principles as applied in its financial reporting. The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence and has discussed with PwC its independence from management and the company. In reliance on these reviews and discussions, and the reports of PwC, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements in DZS’ Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.

Respectfully Submitted by the Audit Committee
Seong Gyun Kim (Chairman)
Michael Connors
Sung-Bin Park

OTHER MATTERS
We have not received notice of other matters that may be properly presented at the annual meeting other than those listed on the Notice of Annual Meeting of Stockholders and discussed above. If other matters should properly come before the meeting, however, the persons named in the accompanying proxy will vote all proxies in their discretion.
Stockholder Proposals for Inclusion in the Proxy Statement for the 2019 Annual Meeting. Stockholders of DZS may submit proposals on matters appropriate for stockholder action at meetings of our stockholders in accordance with Rule 14a-8 promulgated under the Exchange Act. To be eligible for inclusion in the proxy statement relating to our 2019 annual meeting of stockholders, proposals of stockholders must be received at our principal executive offices no later than December 21, 2018 (being 120 calendar days prior to the anniversary of the date of the proxy statement for our 2018 annual meeting) and must otherwise satisfy the conditions established by the SEC for stockholder proposals to be included in the proxy statement for that meeting.
Stockholder Proposals for Presentation at the 2019 Annual Meeting. If a stockholder wishes to present a proposal, including a director nomination, at our 2019 annual meeting of stockholders and the proposal is not intended to be included in our proxy statement relating to that meeting, the stockholder must give advance notice in writing to our Corporate Secretary prior to the deadline for such meeting determined in accordance with our bylaws. Our bylaw notice deadline with respect to the 2019 annual meeting of stockholders is February 21, 2019 (90 calendar days prior to the anniversary of our 2018 annual meeting). If a stockholder gives notice of a proposal outside of the bylaw notice deadline, the stockholder will not be permitted to present the proposal to the stockholders for a vote at our 2019 annual meeting. However, in the event that the 2019 annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the 2018 annual meeting, to be timely, notice by the stockholder must be received by the later of (1) the close of business 90 days prior to the 2018 annual meeting or (2) the 10th day following the day on which public announcement of the date of the 2019 annual meeting is first made. A stockholder’s notice must set forth the information required by our bylaws with respect to each matter the stockholder proposes to bring before the annual meeting.
Notices. All notices of proposals by stockholders, whether or not included in our proxy statement, should be delivered DASAN Zhone Solutions, Inc., Attn: Corporate Secretary, 7195 Oakport Street, Oakland, California 94621.

Annex A
AMENDMENT TO
DASAN ZHONE SOLUTIONS, INC.
2017 INCENTIVE AWARD PLAN

THIS AMENDMENT (this “Amendment”) to the DASAN Zhone Solutions, Inc. 2017 Incentive Award Plan (the “Plan”), is made and adopted by the Board of Directors (the “Board”) of DASAN Zhone Solutions, Inc., a Delaware corporation (the “Company”), effective as of the date approved by the Corporation’s stockholders (the “Effective Date”). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan (as defined below).

RECITALS

WHEREAS, the Corporation maintains the Plan;

WHEREAS, pursuant to Section 12.1(a) of the Plan, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; and

WHEREAS, the Board believes it is in the best interests of the Corporation and its stockholders to amend the Plan to, among other things, increase the total number of shares of common stock of the Corporation (the “Shares”) that may be issued under the Plan by 574,359 Shares, as set forth herein.

NOW THEREFORE, BE IT RESOLVED: that the Plan is hereby amended as follows, effective as of the Effective Date:

AMENDMENT

1.	Section 2.39 of the Plan is hereby deleted and replaced in its entirety with the following:

“Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code prior to its repeal.

2.	The lead-in phrase of Section 2.41(a) of the Plan is hereby deleted and replaced in its entirety with the following:

“The Performance Criteria that may be used to establish Performance Goals may include, but are not limited to, the following:”

3.	Section 3.1(a) of the Plan is hereby deleted and replaced in its entirety with the following:

“Subject to Sections 3.1(b) and 12.2 hereof, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is the sum of: (i) 1,174,359 Shares; plus (ii) any Shares subject to Prior Plan Awards to the extent such Shares become available for issuance under this Plan pursuant to Section 3.1(b) below (including Shares subject to Prior Plan Awards that become available for issuance under this Plan pursuant to Section 3.1(b) below following the expiration of the term of the Prior Plan) (provided, that if such Shares would otherwise become available for issuance under this Plan pursuant to Section 3.1(b) below prior to the expiration of the term of the Prior Plan but become subject to a Prior Plan Award granted following the Effective Date (a “New Prior Plan Award”), such Shares shall not become available for issuance under this clause (ii) unless and until such Shares become available for issuance under this Plan pursuant to Section 3.1(b) below with respect to such New Prior Plan Award); plus (iii) an annual increase on the first day of each calendar year beginning on January 1, 2018 and ending on and including January 1, 2027, equal to the least of (A) four percent (4%) of the Shares outstanding on the last day of the immediately preceding calendar year and (B) such smaller number of Shares as may be determined by the Board in its sole discretion; provided, however, that the maximum number of Shares that may become available for issuance pursuant to Awards under the Plan shall be 8,000,000 Shares, subject to adjustment pursuant to Section

12.2 hereof (the “Share Limit”). In order that the applicable regulations under the Code relating to Incentive Stock Options be satisfied, the maximum number of Shares that may be issued under the Plan upon the exercise of Incentive Stock Options shall be 8,000,000 Shares.”

4.Notwithstanding any other provision of the Plan or any Award, each Award intended to qualify as Performance-Based Compensation shall be subject to any additional limitations as the Committee determines necessary for such Award to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code prior to its repeal pursuant to the transition relief rules in the Tax Cuts and Jobs Act of 2017, and to the extent any of the provisions of the Plan or any Award (or any amendments hereto pursuant to this amendment to the Plan) would cause any such Awards to fail to so qualify, any such provisions shall not apply to such Awards to the extent necessary to ensure the continued qualification or exemption of such Awards. To the extent permitted by Applicable Law, the Plan and any such Awards shall be deemed amended to the extent necessary to conform to such requirements.

5.This Amendment shall be and is hereby incorporated into and forms a part of the Plan.

6.Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

[Signature Page Follows]

I hereby certify that the foregoing Amendment was duly adopted by the Board of Directors of DASAN Zhone Solutions, Inc. on February 12, 2018.

Executed on this 12th day of February, 2018.

/s/ Michael Golomb
Michael Golomb
Secretary

DASAN ZHONE SOLUTIONS, INC.
2017 INCENTIVE AWARD PLAN

ARTICLE 1.
PURPOSE
The purpose of the DASAN Zhone Solutions, Inc. 2017 Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of DASAN Zhone Solutions, Inc., a Delaware corporation (the “Company”), and its Affiliates (as defined below) by linking the individual interests of Employees, Consultants and members of the Board to those of the Company’s stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s stockholders. The Plan is further intended to provide flexibility to the Company and its Affiliates in their ability to motivate, attract, and retain the services of those individuals upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.
ARTICLE 2.

DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
2.1    “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 11 hereof. With reference to the duties of the Administrator under the Plan which have been delegated to one or more persons pursuant to Section 11.6 hereof, or which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.
2.2    “Affiliate” shall mean any Parent or any Subsidiary.
2.3    “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.
2.4    “Applicable Law” shall mean any applicable law, including without limitation, (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.
2.5    “Award” shall mean an Option, a Restricted Stock award, a Performance Bonus Award, a Dividend Equivalent award, a Stock Payment award, a Restricted Stock Unit award, a Performance Share award, an Other Incentive Award, or a Stock Appreciation Right, which may be awarded or granted under the Plan.

2.6    “Award Agreement” shall mean any written notice, agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.
2.7    “Board” shall mean the Board of Directors of the Company.
2.8    “Cause” shall mean (a) the Administrator’s determination that the Participant failed to substantially perform the Participant’s duties (other than any such failure resulting from the Participant’s Disability); (b) the Administrator’s determination that the Participant failed to carry out, or comply with any lawful and reasonable directive of the Board or the Participant’s immediate supervisor; (c) the Participant’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony, indictable offense or crime involving moral turpitude; (d) the Participant’s unlawful use (including being under the influence) or possession of illegal drugs on the premises of the Company or any of its Affiliates or while performing the Participant’s duties and responsibilities; or (e) the Participant’s commission of an act of fraud, embezzlement, misappropriation, willful or gross misconduct, or breach of fiduciary duty against the Company or any of its Affiliates. Notwithstanding the foregoing, if the Participant is a party to a written employment or consulting agreement with the Company or any of its Affiliates in which the term “cause” is defined, then “Cause” shall be as such term is defined in the applicable written employment or consulting agreement.
2.9    “Change in Control” shall mean the occurrence of any of the following events:
(a)     A transaction or series of transactions (other than an offering of Shares to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than (i) the Company or any Affiliate, (ii) an employee benefit plan maintained by any of the foregoing entities, (iii) a “person” or “group” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company, or (iv) any Permitted Holder), directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or
(b)     During any period of two consecutive years following the Effective Date, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person or entity who shall have entered into an agreement with the Company to effect a transaction described in Section 2.8(a) or Section 2.8(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
(c)     The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case, other than a transaction:
(i)     Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person or entity that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person or entity, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(ii)     After which no “person” or “group” (other than any Permitted Holder) beneficially owns voting securities representing fifty percent (50%) or more of the combined voting power of the Successor Entity; provided, however, that no “person” or “group” shall be treated for purposes of this Section 2.8(c)(ii) as beneficially owning fifty percent (50%) or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or
(d)     A liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) above with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event” (within the meaning of Section 409A of the Code). Consistent with the terms of this Section 2.8, the Administrator shall have full and final authority to determine conclusively whether a

Change in Control of the Company has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.10    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.
2.11    “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board described in Article 11 hereof.
2.12    “Common Stock” shall mean the common stock of the Company.
2.13    “Company” shall mean DASAN Zhone Solutions, Inc., a Delaware corporation.
2.14    “Consultant” shall mean any consultant or advisor of the Company or any Affiliate who qualifies as a consultant or advisor under the applicable rules of Form S-8 Registration Statement.
2.15    “Covered Employee” shall mean any Employee who is, or could become, a “covered employee” within the meaning of Section 162(m) of the Code.
2.16    “Director” shall mean a member of the Board, as constituted from time to time.
2.17    “Director Limit” shall have the meaning provided in Section 4.6 hereof.
2.18    “Disability” shall mean that the Participant is either (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, or (b) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under a long-term disability plan covering employees of the Company. For purposes of the Plan, a Participant shall be deemed to have incurred a Disability if the Participant is determined to be totally disabled by the Social Security Administration or in accordance with the applicable disability insurance program of the Company’s, provided that the definition of “disability” applied under such disability insurance program complies with the requirements of this definition.
2.19    “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2 hereof.
2.20    “DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.
2.21     “Effective Date” shall mean the date the Plan is approved by the Board.
2.22    “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.
2.23    “Employee” shall mean any officer or other employee (within the meaning of Section 3401(c) of the Code) of the Company or any Affiliate.
2.24    “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding stock-based Awards.
2.25    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.26    “Expiration Date” shall have the meaning given to such term in Section 12.1(c).
2.27    “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:
(a)    If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(b)    If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(c)    If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.
2.28    “Good Reason” shall mean (a) a change in the Participant’s position with the Company or an Affiliate employing Participant that materially reduces the Participant’s authority, duties or responsibilities or the level of management to which he or she reports, (b) a material diminution in the Participant’s aggregate level of compensation (including base salary, fringe benefits and target bonuses under any corporate performance-based incentive programs) or (c) a relocation of the Participant’s place of employment by more than 50 miles, provided that such change, reduction or relocation is effected by the Company or an Affiliate employing Participant without the Participant’s consent. Notwithstanding the foregoing, if Participant is a party to a written employment or consulting agreement with the Company or an Affiliate employing Participant in which the term “good reason” is defined, then “Good Reason” shall be as such term is defined in the applicable written employment or consulting agreement.
2.29    “Greater Than 10% Stockholder” shall mean an individual then-owning (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any “parent corporation” or “subsidiary corporation” (as defined in Sections 424(e) and 424(f) of the Code, respectively).
2.30    “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.
2.31    “Individual Award Limits” shall mean the cash and share limits applicable to Awards granted under the Plan, as set forth in Section 3.3 hereof.
2.32    “Non-Employee Director” shall mean a Director of the Company who is not an Employee.
2.33    “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.
2.34    “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6 hereof. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.
2.35    “Organizational Documents” shall mean, collectively, (a) the Company’s articles of incorporation, certificate of incorporation, bylaws or other similar organizational documents relating to the creation and governance of the Company, and (b) the Committee’s charter or other similar organizational documentation relating to the creation and governance of the Committee.
2.36    “Other Incentive Award” shall mean an Award denominated in, linked to or derived from Shares or value metrics related to Shares, granted pursuant to Section 9.6 hereof.
2.37    “Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.38    “Participant” shall mean a person who has been granted an Award pursuant to the Plan.
2.39    “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.
2.40    “Performance Bonus Award” shall mean an Award that is granted under Section 9.1 hereof.
2.41    “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:
(a)    The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings or adjusted net earnings (in each case, either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization, and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue or sales or revenue growth; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit (either before or after taxes); (vi) cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital); (vii) return on assets; (viii) return on net assets; (ix) return on capital or return on invested capital; (x) return on stockholders’ equity; (xi) stockholder return; (xii) return on sales; (xiii) gross or net profit or operating margin; (xiv) costs, reductions in costs and cost control measures; (xv) productivity; (xvi) expenses; (xvii) margins; (xviii) working capital; (xix) earnings or loss per share; (xx) adjusted earnings or loss per share; (xxi) price per Share or dividends per share (or appreciation in and/or maintenance of such price or dividends); (xxii) implementation or completion of critical projects; (xxiii) market share; (xxiv) debt levels or reduction; (xxv) comparisons with other stock market indices; (xxvi) financing and other capital raising transactions; (xxvii) acquisition activity; (xxviii) economic value-added; (xxix) customer satisfaction, (xxx) earnings as a multiple of interest expense; and (xxxi) total capital invested in assets, any of which may be measured either in absolute terms for the Company or any operating unit of the Company or as compared to any incremental increase or decrease, or on a relative basis, or as compared to results of a peer group or to market performance indicators or indices.
(b)    The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in Applicable Accounting Standards; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the sale or disposition of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments; (xii)  items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items relating to changes in tax laws; (xv) items relating to asset impairment charges; (xvi) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xvii) items relating to any other unusual or nonrecurring events or changes in Applicable Law, Applicable Accounting Standards or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.
2.42    “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall performance of the Company, any Affiliate, any division or business unit thereof or an individual. The achievement of each Performance Goal shall be determined in accordance with Applicable Accounting Standards.
2.43    “Performance Period” shall mean one or more periods of time, which may be of varying and/or overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, vesting of, and/or the payment of, an Award.
2.44    “Performance Share” shall mean a contractual right awarded under Section 9.5 hereof to receive a number of Shares or the Fair Market Value of such number of Shares in cash based on the attainment of specified Performance Goals or other criteria determined by the Administrator.
2.45    “Permitted Holder” shall mean DASAN Networks, Inc., a company incorporated under the laws of Korea (or any successor thereof), or any person or entity that directly or indirectly controls, is controlled by, or is under common control with, DASAN Networks, Inc.

2.46    “Permitted Transferee” shall mean, with respect to a Participant, any “family member” of the Participant, as defined under the General Instructions to Form S-8 Registration Statement under the Securities Act or any successor Form thereto, or any other transferee specifically approved by the Administrator, after taking into account Applicable Law.
2.1    “Plan” shall mean this DASAN Zhone Solutions, Inc. 2017 Incentive Award Plan, as it may be amended, supplemented or amended and restated from time to time.
2.44     “Prior Plan” shall mean the DASAN Zhone Solutions, Inc. Amended and Restated 2001 Stock Incentive Plan.
2.45     “Prior Plan Award” shall mean an award outstanding under the Prior Plan.
2.2    “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.
2.3    “Restricted Stock” shall mean an award of Shares made under Article 8 hereof that is subject to certain restrictions and may be subject to risk of forfeiture.
2.4    “Restricted Stock Unit” shall mean a contractual right awarded under Section 9.4 hereof to receive in the future a Share or the Fair Market Value of a Share in cash.
2.5    “Securities Act” shall mean the Securities Act of 1933, as amended.
2.6    “Share Limit” shall have the meaning provided in Section 3.1(a) hereof.
2.7    “Shares” shall mean shares of Common Stock.
2.8    “Stock Appreciation Right” shall mean an Award entitling the Participant (or other person entitled to exercise pursuant to the Plan) to exercise all or a specified portion thereof (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of such Award from the Fair Market Value on the date of exercise of such Award by the number of Shares with respect to which such Award shall have been exercised, subject to any limitations the Administrator may impose.

2.9    “Stock Payment” shall mean a payment in the form of Shares awarded under Section 9.3 hereof.

2.10    “Subsidiary” shall mean (a) a corporation, association or other business entity of which fifty percent (50%) or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the Company and/or by one or more Affiliates, (b) any partnership or limited liability company of which fifty percent (50%) or more of the equity interests are owned, directly or indirectly, by the Company and/or by one or more Affiliates, and (c) any other entity not described in clauses (a) or (b) above of which fifty percent (50%) or more of the ownership or the power (whether voting interests or otherwise), pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the Company and/or by one or more Affiliates.

2.11    “Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, an outstanding equity award previously granted by a company or other entity that is a party to such transaction; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.12    “Termination of Service” shall mean, unless otherwise determined by the Administrator:

(a)    As to a Consultant, the time when the engagement of a Participant as a Consultant to the Company and its Affiliates is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment and/or service as an Employee and/or Director with the Company or any Affiliate.

(b)    As to a Non-Employee Director, the time when a Participant who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Participant simultaneously commences or remains in employment and/or service as an Employee and/or Consultant with the Company or any Affiliate.

(c)    As to an Employee, the time when the employee-employer relationship between a Participant and the Company and its Affiliates is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, Disability or retirement, but excluding terminations where the Participant simultaneously commences or remains in service as a Consultant and/or Director with the Company or any Affiliate.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, whether any Termination of Service resulted from a discharge for cause and whether any particular leave of absence constitutes a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Program, Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code. For purposes of the Plan, a Participant’s employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Participant ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).
ARTICLE 3.

SHARES SUBJECT TO THE PLAN
3.1    Number of Shares.
(a)    Subject to Sections 3.1(b) and 12.2 hereof, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is the sum of: (i) 600,000 Shares; plus (ii) any Shares subject to Prior Plan Awards to the extent such Shares become available for issuance under this Plan pursuant to Section 3.1(b) below (including Shares subject to Prior Plan Awards that become available for issuance under this Plan pursuant to Section 3.1(b) below following the expiration of the term of the Prior Plan) (provided, that if such Shares would otherwise become available for issuance under this Plan pursuant to Section 3.1(b) below prior to the expiration of the term of the Prior Plan but become subject to a Prior Plan Award granted following the Effective Date (a “New Prior Plan Award”), such Shares shall not become available for issuance under this clause (ii) unless and until such Shares become available for issuance under this Plan pursuant to Section 3.1(b) below with respect to such New Prior Plan Award); plus (iii) an annual increase on the first day of each calendar year beginning on January 1, 2018 and ending on and including January 1, 2027, equal to the least of (A) four percent (4%) of the Shares outstanding on the last day of the immediately preceding calendar year and (B) such smaller number of Shares as may be determined by the Board in its sole discretion; provided, however, that the maximum number of Shares that may become available for issuance pursuant to Awards under the Plan shall be 7,000,000 Shares, subject to adjustment pursuant to Section 12.2 hereof (the “Share Limit”). In order that the applicable regulations under the Code relating to Incentive Stock Options be satisfied, the maximum number of Shares that may be issued under the Plan upon the exercise of Incentive Stock Options shall be 7,000,000 Shares.
(b)    If any Shares subject to an Award or Prior Plan Award are forfeited or expire or such Award or Prior Plan Award is settled for cash (in whole or in part), the Shares subject to such Award or Prior Plan Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan and shall be added back to the Share Limit in the same number of Shares as were debited from the Share Limit in respect of the grant of such Award (as may be adjusted in accordance with Section 12.2 hereof). In addition, the following Shares shall be added back to the Share Limit and will be available for future grants of Awards in the same number of Shares as were debited from the Share Limit in respect of the grant of such Award (as may be adjusted in accordance with Section 12.2 hereof): (i) Shares tendered by a Participant or withheld by the Company to satisfy the grant or exercise price or tax withholding obligation with respect to an Award or a Prior Plan Award; or (ii) Shares subject to a Stock Appreciation Right or a stock appreciation right granted under the Prior Plan that are not issued in connection with the stock settlement of the stock appreciation right on exercise thereof. Any Shares forfeited by the Participant or repurchased by the Company under Section 8.4 hereof at the same price paid by the Participant so that such Shares are returned to the Company will again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.
(c)    Substitute Awards shall not reduce the Shares authorized for grant under the Plan, except to the extent required by reason of Section 422 of the Code. Additionally, in the event that a company acquired by the Company or any Affiliate, or with which the Company or any Affiliate combines, has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan to the extent that grants of Awards using such available shares are (i) permitted without stockholder approval under the rules of the principal securities exchange on which the Common Stock is then listed and (ii) made only to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

3.2    Stock Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.
3.3    Limitations on Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 12.2 hereof, (a) the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be 4,000,000 Shares, and (b) the maximum aggregate amount of cash that may be paid in cash to any one person during any calendar year with respect to one or more Awards initially payable in cash shall be $10,000,000 (together, the “Individual Award Limits”).
ARTICLE 4.

GRANTING OF AWARDS
4.1    Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom one or more Awards shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual or other Person shall have any right to be granted an Award pursuant to the Plan.
4.2    Award Agreement. Each Award shall be evidenced by an Award Agreement stating the terms and conditions applicable to such Award, consistent with the requirements of the Plan and any applicable Program. Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.
4.3    Limitations Applicable to Section 16 Persons. Notwithstanding anything contained herein to the contrary, with respect to any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, the Plan, any applicable Program and the applicable Award Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b‑3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule, and such additional limitations shall be deemed to be incorporated by reference into such Award to the extent permitted by Applicable Law.
4.4    At-Will Service. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Participant any right to continue as an Employee, Director or Consultant of the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company or any Affiliate, which rights are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of any Participant’s employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Participant and the Company or any Affiliate.
4.5    Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.
4.6    Non-Employee Director Compensation. Notwithstanding any provision to the contrary in the Plan, the Administrator may establish compensation for non-employee Directors from time to time, subject to the limitations in the Plan. The Administrator will from time to time determine the terms, conditions and amounts of all such non-employee Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a Non-Employee Director as compensation for services as a Non-Employee Director during any calendar year of the Company may not exceed $500,000, increased to $800,000 in the calendar year of his or her initial service as a Non-Employee Director (the “Director Limit”). The Administrator may make exceptions to this limit for individual non-employee Directors in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee Directors.
4.7    Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Affiliates operate or have Employees, Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Program or any Award granted to Eligible Individuals outside the

United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the Share Limit or the Individual Award Limits; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law.
ARTICLE 5.

Provisions Applicable to Awards Intended to Qualify as Performance-Based Compensation
5.1    Purpose. The Administrator, in its sole discretion, may determine whether any Award is intended to qualify as Performance-Based Compensation. If the Administrator, in its sole discretion, decides to grant an Award that is intended to qualify as Performance-Based Compensation (other than an Option or Stock Appreciation Right), then the provisions of this Article 5 shall control over any contrary provision contained in the Plan or any applicable Program. The Administrator may in its sole discretion grant Awards to Eligible Individuals that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.
5.2    Procedures with Respect to Performance-Based Compensation. To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award which is intended to qualify as Performance-Based Compensation, no later than ninety (90) days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Administrator shall, in writing, (a) designate one or more Eligible Individuals; (b) select the Performance Criteria applicable to the Performance Period; (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria; and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Administrator shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, unless otherwise provided in an Award Agreement, the Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant, including the assessment of individual or corporate performance for the Performance Period.
5.3    Payment of Performance-Based Compensation. Unless otherwise provided in the applicable Program or Award Agreement (and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code), the holder of an Award that is intended to qualify as Performance-Based Compensation must be employed by the Company or an Affiliate throughout the applicable Performance Period. Unless otherwise provided in the applicable Program or Award Agreement, a Participant shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such Performance Period are achieved.
5.4    Additional Limitations. Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations imposed by Section 162(m) of the Code that are requirements for qualification as Performance-Based Compensation, and the Plan, the Program and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.
ARTICLE 6.

Granting OF OPTIONS and stock appreciation rights

6.1    Granting of Options and Stock Appreciation Rights to Eligible Individuals. The Administrator is authorized to grant Options and Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.
6.2    Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any “parent corporation” or “subsidiary corporation” of the Company (as defined in Sections 424(e) and 424(f) of the Code, respectively). No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Participant, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan and all other plans of the Company or any “parent corporation” or “subsidiary corporation” of the Company (as defined in Section 424(e) and 424(f) of the Code, respectively) exceeds one hundred thousand dollars ($100,000), the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the fair market value of stock shall be determined as of the time the respective options were granted. In addition, to the extent that any Options otherwise fail to qualify as Incentive Stock Options, such Options shall be treated as Nonqualified Stock Options. Any interpretations and rules under the Plan with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code.
6.3    Option and Stock Appreciation Right Exercise Price. The exercise price per Share subject to each Option and Stock Appreciation Right shall be set by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option or Stock Appreciation Right, as applicable, is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). Notwithstanding the foregoing, in the case of an Option or Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Section 424 and 409A of the Code.
6.4    Option and SAR Term. The term of each Option and the term of each Stock Appreciation Right shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Option or Stock Appreciation Rights, as applicable, is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Participant has the right to exercise the vested Options or Stock Appreciation Rights, which time period may not extend beyond the stated term of the Option or Stock Appreciation Right. Except as limited by the requirements of Section 409A or Section 422 of the Code, subject to the limitations set forth in the first sentence of this Section 6.4, the Administrator may extend the term of any outstanding Option or Stock Appreciation Right, and may extend the time period during which vested Options or Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Participant or otherwise, and may amend any other term or condition of such Option or Stock Appreciation Right relating to such a Termination of Service or otherwise.
6.5    Option and SAR Vesting.

(a)    The terms and conditions pursuant to which an Option or Stock Appreciation Right vests in the Participant and becomes exercisable shall be determined by the Administrator and set forth in the applicable Award Agreement. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria, or any other criteria selected by the Administrator. At any time after the grant of an Option or Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the vesting of the Option or Stock Appreciation Right.
(b)    Unless otherwise determined by the Administrator in the Award Agreement, the applicable Program or by action of the Administrator following the grant of the Option or Stock Appreciation Right, no portion of an Option or Stock Appreciation Right which is unexercisable at a Participant’s Termination of Service shall thereafter become exercisable.
6.6    Substitution of Stock Appreciation Rights. The Administrator may, in its sole discretion, substitute an Award of Stock Appreciation Rights for an outstanding Option at any time prior to or upon exercise of such Option; provided, however, that such Stock Appreciation Rights shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price and remaining term as the substituted Option.
ARTICLE 7.

EXERCISE OF OPTIONS and stock appreciation rights
7.1    Exercise and Payment. An exercisable Option or Stock Appreciation Right may be exercised in whole or in part. However, an Option or Stock Appreciation Right shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option or Stock Appreciation Right, a partial exercise must be with respect to a minimum number of Shares. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 7 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.
7.2    Manner of Exercise. All or a portion of an exercisable Option or Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock plan administrator of the Company or such other person or entity designated by the Administrator, or his or its office, as applicable:
(a)    A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option or Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Participant or other person then entitled to exercise the Option or Stock Appreciation Right or such portion thereof;
(b)    Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law. The Administrator may, in its sole discretion, also take such additional actions as it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;
(c)    In the event that the Option or Stock Appreciation Right shall be exercised pursuant to Section 10.3 hereof by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option or Stock Appreciation Right, as determined in the sole discretion of the Administrator; and
(d)    Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Option or Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by the Administrator in accordance with Sections 10.1 and 10.2 hereof.
7.3    Notification Regarding Disposition. The Participant shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two (2) years after the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) of such Option to such Participant, or (b) one (1) year after the date of transfer of such Shares to such Participant.
ARTICLE 8.

RESTRICTED STOCK
8.1    Award of Restricted Stock.

(a)    The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan or any applicable Program, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.
(b)    The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by Applicable Law.
8.2    Rights as Stockholders. Subject to Section 8.4 hereof, upon issuance of Restricted Stock, the Participant shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in the Plan, an applicable Program or in the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the shares may be subject to the restrictions set forth in Section 8.3 hereof. In addition, subject to the requirements of Section 12.7, with respect to Restricted Stock that is subject to performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the share of Restricted Stock vests.
8.3    Restrictions. All shares of Restricted Stock (including any shares received by Participants thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall be subject to such restrictions and vesting requirements as the Administrator shall provide in the applicable Program or Award Agreement. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of any Program or by the applicable Award Agreement.
8.4    Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator, if no purchase price was paid by the Participant for the Restricted Stock, upon a Termination of Service, the Participant’s rights in unvested Restricted Stock then subject to restrictions shall lapse and be forfeited, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration on the date of such Termination of Service. If a purchase price was paid by the Participant for the Restricted Stock, upon a Termination of Service the Company shall have the right to repurchase from the Participant the unvested Restricted Stock then-subject to restrictions at a cash price per share equal to the price paid by the Participant for such Restricted Stock or such other amount as may be specified in an applicable Program or the applicable Award Agreement. The Administrator in its sole discretion may provide that, upon certain events, including without limitation a Change in Control, the Participant’s death, retirement or Disability, any other specified Termination of Service or any other event, the Participant’s rights in unvested Restricted Stock shall not terminate, such Restricted Stock shall vest and cease to be forfeitable and, if applicable, the Company shall cease to have a right of repurchase.
8.5    Certificates/Book Entries for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.
8.6    Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.
ARTICLE 9.

PERFORMANCE BONUS AWARDS; DIVIDEND EQUIVALENTS; STOCK PAYMENTS; RESTRICTED STOCK UNITS; PERFORMANCE SHARES; OTHER INCENTIVE AWARDS
9.1    Performance Bonus Awards. The Administrator may grant Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall have the authority to determine whether such Performance Bonus Awards shall be Performance-Based Compensation. Any such bonuses paid to a Participant which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 5 hereof.
9.2    Dividend Equivalents.

(a)    Subject to Section 9.2(b) hereof, Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Participant and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award that is subject to performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.
(b)    Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.
9.3    Stock Payments. The Administrator is authorized to make one or more Stock Payments to any Eligible Individual. The number or value of Shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator. Stock Payments may, but are not required to be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.
9.4    Restricted Stock Units. The Administrator is authorized to grant Restricted Stock Units to any Eligible Individual. The number and terms and conditions of Restricted Stock Units shall be determined by the Administrator. The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, in each case, on a specified date or dates or over any period or periods, as determined by the Administrator. The Administrator shall specify, or may permit the Participant to elect, the conditions and dates upon which the Shares underlying the Restricted Stock Units shall be issued, which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable and which conditions and dates shall be consistent with the applicable provisions of Section 409A of the Code or an exemption therefrom. On the distribution dates, the Company shall issue to the Participant one unrestricted, fully transferable Share (or the Fair Market Value of one such Share in cash) for each vested and nonforfeitable Restricted Stock Unit.
9.5    Performance Share Awards. Any Eligible Individual selected by the Administrator may be granted one or more Performance Share awards which shall be denominated in a number or range of Shares and the vesting of which may be linked to any one or more of the Performance Criteria, other specific performance criteria (in each case on a specified date or dates or over any period or periods determined by the Administrator) and/or time-vesting or other criteria, as determined by the Administrator.
9.6    Other Incentive Awards.  The Administrator is authorized to grant Other Incentive Awards to any Eligible Individual, which Awards may cover Shares or the right to purchase Shares or have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in or based on, Shares, stockholder value or stockholder return, in each case, on a specified date or dates or over any period or periods determined by the Administrator. Other Incentive Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Administrator. Other Incentive Awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator.
9.7    Other Terms and Conditions. All applicable terms and conditions of each Award described in this Article 9, including without limitation, as applicable, the term, vesting conditions and exercise/purchase price applicable to the Award, shall be set by the Administrator in its sole discretion, provided, however, that the value of the consideration paid by a Participant for an Award shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.
9.8    Exercise upon Termination of Service. Awards described in this Article 9 are exercisable or distributable, as applicable, only while the Participant is an Employee, Director or Consultant, as applicable. The Administrator, however, in its sole discretion may provide that such Award may be exercised or distributed subsequent to a Termination of Service as provided under an applicable Program, Award Agreement, payment deferral election and/or in certain events, including without limitation, a Change in Control, the Participant’s death, retirement or Disability or any other specified Termination of Service.
ARTICLE 10.
ADDITIONAL TERMS OF AWARDS

10.1    Payment. The Administrator shall determine the method or methods by which payments by any Participant with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) held for such minimum period of time as may be established by the Administrator, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Participant has placed a market sell order with a broker with respect to Shares then-issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided, however, that payment of such proceeds is then made to the Company upon settlement of such sale, (d) other form of legal consideration acceptable to the Administrator, or (e) any combination of the foregoing. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.
10.2    Tax Withholding. The Company and its Affiliates shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or an Affiliate, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s social security, Medicare and any other employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising in connection with any Award. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement allow a Participant to satisfy such obligations by any payment means described in Section 10.1 hereof, including without limitation, by allowing such Participant to elect to have the Company or an Affiliate withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income (or such higher withholding rates as may be determined by the Administrator, which rates shall in no event exceed the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid adverse accounting consequences)). The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.
10.3    Transferability of Awards.
(a)     Except as otherwise provided in Section 10.3(b) or (c) hereof:
(i)    No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed. No Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to the satisfaction of these conditions shall be null and void and of no effect.
(ii)    During the lifetime of the Participant, only the Participant may exercise any exercisable portion of an Award granted to him under the Plan, unless it has been disposed of pursuant to a DRO. After the death of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Participant’s will or under the then-applicable laws of descent and distribution.
(b)    Notwithstanding Section 10.3(a) hereof, the Administrator, in its sole discretion, may determine to permit a Participant or a Permitted Transferee of such Participant to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is to become a Non-Qualified Stock Option) to any one or more Permitted Transferees of such Participant, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee (other than to another Permitted Transferee of the applicable Participant) other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (iii) the Participant (or transferring Permitted Transferee) and the Permitted Transferee shall execute any and all documents requested by the Administrator, including without limitation, documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer. In addition, and further notwithstanding Section 10.3(a) hereof, the

Administrator, in its sole discretion, may determine to permit a Participant to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and other Applicable Law, the Participant is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.
(c)    Notwithstanding Section 10.3(a) hereof, a Participant may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Participant, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Participant is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a “community property” state, a designation of a person other than the Participant’s spouse or domestic partner, as applicable, as his or her beneficiary with respect to more than fifty percent (50%) of the Participant’s interest in the Award shall not be effective without the prior written or electronic consent of the Participant’s spouse or domestic partner. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is delivered to the Administrator in writing prior to the Participant’s death.
10.4    Conditions to Issuance of Shares.
(a)    The Administrator shall determine the methods by which Shares shall be delivered or deemed to be delivered to Participants. Notwithstanding anything herein to the contrary, neither the Company nor its Affiliates shall be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with Applicable Law, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems advisable in order to comply with any such Applicable Law.
(b)    All Share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.
(c)    The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.
(d)    No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.
(e)    The Company, in its sole discretion, may (i) retain physical possession of any stock certificate evidencing Shares until any restrictions thereon shall have lapsed and/or (ii) require that the stock certificates evidencing such Shares be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to such Shares.
(f)    Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company and/or its Affiliates may, in lieu of delivering to any Participant certificates evidencing Shares issued in connection with any Award, record the issuance of Shares in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
10.5    Forfeiture and Claw-Back Provisions.
(a)    Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Participant to agree by separate written or electronic instrument, that: (i) any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, (y) the Participant at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (z) the Participant incurs a Termination of Service for Cause; and

(b)    All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the applicable provisions of any claw-back policy implemented by the Company, whether implemented prior to or after the grant of such Award, including without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.
10.6    Repricing. Notwithstanding anything in the Plan to the contrary, the Administrator may, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Award (including any Option or Stock Appreciation Right) to reduce its exercise or purchase price per Share, or (b) cancel any Award (including any Option or Stock Appreciation Right) in exchange for cash or another Award (including any Option or Stock Appreciation Right) with an exercise or purchase price per Share that is less than the exercise or purchase price per Share of the original Award (including any Option or Stock Appreciation Right).
10.7    Leave of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder shall not be suspended during any unpaid leave of absence.
10.8    Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 10.8 by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Company and its Affiliates may hold certain personal information about a Participant, including but not limited to, the Participant’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its Affiliates, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Company and its Affiliates may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Participant’s participation in the Plan, and the Company and its Affiliates may each further transfer the Data to any third parties assisting the Company and its Affiliates in the implementation, administration and management of the Plan. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Affiliates or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws his or her consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.
ARTICLE 11.
        ADMINISTRATION
11.1    Administrator. The Committee shall administer the Plan (except as otherwise permitted herein). To the extent necessary to comply with Rule 16b-3 of the Exchange Act, and with respect to Awards that are intended to be Performance-Based Compensation, including Options and Stock Appreciation Rights, then the Committee shall take all action with respect to such Awards, and the individuals taking such action shall consist solely of two or more Non-Employee Directors, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule and an “outside director” for purposes of Section 162(m) of the Code. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Committee shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 11.1 or otherwise provided in the Organizational Documents. Except as may otherwise be provided in the Organizational Documents or as otherwise required by Applicable Law, appointment of Committee members shall be effective upon acceptance of appointment, Committee members may resign at any time by delivering written or electronic notice to the Board, and vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors of the Company and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 11.6 hereof.

11.2    Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan and all Programs and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement provided that the rights or obligations of the holder of the Award that is the subject of any such Program or Award Agreement are not materially adversely affected by such amendment, unless the consent of the Participant is obtained or such amendment is otherwise permitted under Section 10.5, Section 12.2, Section 12.7, or Section 12.10 hereof. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee in its capacity as the Administrator under the Plan except with respect to matters which under Rule 16b‑3 under the Exchange Act, Section 162(m) of the Code, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.
11.3    Action by the Committee. Unless otherwise established by the Board or in the Organizational Documents or as required by Applicable Law, a majority of the Administrator shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the members of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
11.4    Authority of Administrator. Subject to any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority and sole discretion to:
(a)    Designate Eligible Individuals to receive Awards;
(b)    Determine the type or types of Awards to be granted to each Eligible Individual;
(c)    Determine the number of Awards to be granted and the number of Shares to which an Award will relate;
(d)    Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;
(e)    Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
(f)    Prescribe the form of each Award Agreement, which need not be identical for each Participant;
(g)    Decide all other matters that must be determined in connection with an Award;
(h)    Establish, adopt, or revise any Programs, rules and regulations as it may deem necessary or advisable to administer the Plan;
(i)    Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement; and
(j)    Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.
11.5    Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.
11.6    Delegation of Authority. To the extent permitted by Applicable Law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 11; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees with respect to Awards intended to constitute Performance-Based Compensation, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under the Organizational Documents, and other Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable Organizational Documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 11.6 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority.
ARTICLE 12.

MISCELLANEOUS PROVISIONS
12.1    Amendment, Suspension or Termination of the Plan.
(a)    Except as otherwise provided in this Section 12.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided that, except as provided in Section 10.5, Section 12.2, Section 12.7, or Section 12.10 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the Participant, impair any rights or obligations under any Award theretofore granted or awarded in any material way, unless the Award itself otherwise expressly so provides. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 12.2, increase the Share Limit or any Individual Award Limit. In addition, the Company will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.
(b)    No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and notwithstanding anything herein to the contrary, in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the date on which the Plan was adopted by the Board (the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan, the applicable Program and the applicable Award Agreement.
12.2    Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.
(a)    In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the Share Limit, the Individual Award Limits or the Director Limit); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and/or (iv) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code unless otherwise determined by the Administrator.
(b)    In the event of any transaction or event described in Section 12.2(a) hereof or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in Applicable Law or Applicable Accounting Standards, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in Applicable Law or Applicable Accounting Standards:
(i)    To provide for the termination of any such Award in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 12.2, the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment);
(ii)    To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price;

(iii)    To make adjustments in the number and type of securities subject to outstanding Awards and Awards which may be granted in the future and/or in the terms, conditions and criteria included in such Awards (including the grant or exercise price, as applicable);
(iv)    To provide that such Award shall be exercisable or payable or fully vested with respect to all securities covered thereby, notwithstanding anything to the contrary in the Plan or an applicable Program or Award Agreement;
(v)    To replace such Award with other rights or property selected by the Administrator in its sole discretion; and/or
(vi)    To provide that the Award cannot vest, be exercised or become payable after such event.
(c)    In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 12.2(a) and 12.2(b) hereof:
(i)    The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or
(ii)    The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments to the Share Limit and the Individual Award Limits).
The adjustments provided under this Section 12.2(c) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.
(d)    Except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company (or an Affiliate) and a Participant, if a Change in Control occurs and a Participant’s outstanding Awards are not continued, converted, assumed, or replaced by the surviving or successor entity in such Change in Control, then, immediately prior to the Change in Control, the Administrator may provide that such outstanding Awards, to the extent not continued, converted, assumed, or replaced, shall become fully vested and, as applicable, exercisable, and all forfeiture, repurchase and other restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change in Control, the Administrator may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Administrator, in its sole and absolute discretion, shall determine. For the avoidance of doubt, if the value of an Award that is terminated in connection with this Section 12.2(d) is zero or negative at the time of such Change in Control, such Award shall be terminated upon the Change in Control without payment of consideration therefor.
(e)    The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.
(f)    Unless otherwise determined by the Administrator, no adjustment or action described in this Section 12.2 or in any other provision of the Plan shall be authorized to the extent it would (i) with respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, cause such Award to fail to so qualify as Performance-Based Compensation, (ii) cause the Plan to violate Section 422(b)(1) of the Code, (iii) result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act, or (iv) cause an Award to fail to be exempt from or comply with Section 409A of the Code.
(g)    The existence of the Plan, any Program, any Award Agreement and/or any Award granted hereunder shall not affect or restrict in any way the right or power of the Company, the stockholders of the Company or any Affiliate to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s or such Affiliate’s capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock, the securities of any Affiliate or the rights thereof or which are convertible into or exchangeable for Common Stock or securities of any Affiliate, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
(h)    In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.
12.3    Approval of Plan by Stockholders. The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Awards may be granted or awarded prior to such stockholder approval; provided that no Shares shall be issued upon the exercise, vesting, distribution or payment of any such Awards prior to the time when the Plan is approved by the Company's stockholders; and, provided, further, that if such approval has not been obtained at the end of said 12-month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void.
12.4    No Stockholders Rights. Except as otherwise provided herein or in an applicable Program or Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record owner of such Shares.
12.5    Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.
12.6    Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Affiliate or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.
12.7    Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan, the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. The Administrator, in its sole discretion, may take whatever actions it deems necessary or appropriate to effect compliance with Applicable Law, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. Notwithstanding anything to the contrary herein, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such Applicable Law.
12.8    Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.
12.9    Governing Law. The Plan and any Programs or Award Agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.
12.10    Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Plan, any applicable Program and the Award Agreement covering such Award shall be interpreted in accordance with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, in the event that, following the Effective Date, the Administrator determines that any Award may be subject to Section 409A of the Code, the Administrator may adopt such amendments to the Plan, any applicable Program and the Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to avoid the imposition of taxes on the Award under Section 409A of the Code, either through compliance with the requirements of Section 409A of the Code or with an available exemption therefrom. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section 12.10 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A.
12.11    No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Participants or any other persons uniformly.
12.12    Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.
12.13    Indemnification. To the extent allowable pursuant to Applicable Law and the Company’s charter and bylaws, each member of the Board and any officer or other employee to whom authority to administer any component of the Plan is delegated shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he gives the

Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Organizational Documents, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
12.14    Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
12.15    Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.
* * * * *

Annex B

DASAN ZHONE SOLUTIONS, INC. 2018 EMPLOYEE STOCK PURCHASE PLAN

Article I.
PURPOSE
The purposes of this DASAN Zhone Solutions, Inc. 2018 Employee Stock Purchase Plan (as it may be amended or restated from time to time, the “Plan”) are to assist Eligible Employees of DASAN Zhone Solutions, Inc., a Delaware corporation (the “Company”), and its Designated Subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, and to help Eligible Employees provide for their future security and to encourage them to remain in the employment of the Company and its Designated Subsidiaries.
Article II.
DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates. Masculine, feminine and neuter pronouns are used interchangeably and each comprehends the others.
2.1    “Administrator” means the entity that conducts the general administration of the Plan as provided in Article XI. The term “Administrator” shall refer to the Committee unless the Board has assumed the authority for administration of the Plan as provided in Article XI.
2.2    “Applicable Law” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where rights under this Plan are granted.
2.3    “Board” means the Board of Directors of the Company.
2.4    “Change in Control” means and include each of the following:
(a)     A transaction or series of transactions (other than an offering of Shares to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than (i) the Company or any affiliate, (ii) an employee benefit plan maintained by any of the foregoing entities, (iii) a “person” or “group” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company, or (iv) any Permitted Holder), directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or
(b)     During any period of two consecutive years following the Effective Date, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person or entity who shall have entered into an agreement with the Company to effect a transaction described in Section 2.4(a) or Section 2.4(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)     The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case, other than a transaction:
(i)     Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person or entity that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person or entity, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(ii)     After which no “person” or “group” (other than any Permitted Holder) beneficially owns voting securities representing fifty percent (50%) or more of the combined voting power of the Successor Entity; provided, however, that no “person” or “group” shall be treated for purposes of this Section 2.4(c)(ii) as beneficially owning fifty percent (50%) or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or
(d)     A liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) above with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event” (within the meaning of Section 409A of the Code). Consistent with the terms of this Section 2.4, the Administrator shall have full and final authority to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto.
2.5    “Code” means the Internal Revenue Code of 1986, as amended and the regulations issued thereunder.
2.6    “Common Stock” means the common stock of the Company and such other securities of the Company that may be substituted therefor pursuant to Article VIII.
2.7    “Company” means DASAN Zhone Solutions, Inc., a Delaware corporation.
2.8    “Compensation” of an Eligible Employee means the gross base compensation received by such Eligible Employee as compensation for services to the Company or any Designated Subsidiary, including prior week adjustment and overtime payments but excluding vacation pay, holiday pay, jury duty pay, funeral leave pay, military leave pay, commissions, incentive compensation, one-time bonuses (e.g., retention or sign on bonuses), education or tuition reimbursements, travel expenses, business and moving reimbursements, income received in connection with any stock options, stock appreciation rights, restricted stock, restricted stock units or other compensatory equity awards, fringe benefits, other special payments and all contributions made by the Company or any Designated Subsidiary for the Employee’s benefit under any employee benefit plan now or hereafter established.
2.9    “Designated Subsidiary” means any Subsidiary designated by the Administrator in accordance with Section 11.3(b).
2.10    “Director” means a Board member.
2.11    “Effective Date” means the date on which the stockholders of the Company approve the Plan.
2.12    “Eligible Employee” means an Employee who does not, immediately after any rights under this Plan are granted, own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of Common Stock and other stock of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code). For purposes of the foregoing sentence, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock that an Employee may purchase under outstanding options shall be treated as stock owned by the Employee; provided, however, that the Administrator may provide in an Offering Document that an Employee shall not be eligible to participate in an Offering Period if: (a) such Employee is a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code, (b) such Employee has not met a service requirement designated by the Administrator pursuant to Section 423(b)(4)(A) of the Code (which service requirement may not exceed two years), (c) such Employee’s customary employment is for twenty hours or less per week, (d) such Employee’s customary employment is for less than five months in any calendar year, and/or (e) such Employee is a citizen or resident of a foreign jurisdiction and the grant of a right to purchase Common Stock under the Plan to such Employee would be prohibited under the laws of such foreign jurisdiction or the grant of a right to purchase Common Stock under the Plan to such Employee in compliance with the laws of such foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code, as determined by the Administrator in its sole discretion; provided, further, that any exclusion in clauses (a), (b), (c), (d) or (e) shall be applied in an identical manner under each Offering Period to all Employees, in accordance with Treasury Regulation Section 1.423-2(e).
2.13    “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Designated Subsidiary. “Employee” shall not include any director of the Company or a Designated Subsidiary who does not render services to the Company or a Designated Subsidiary as an employee within the meaning of Section 3401(c) of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period.
2.14    “Enrollment Date” means the first day of each Offering Period.
2.15    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
2.16    “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows: (a) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (b) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (c) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion.
2.17    “Grant Date” shall mean the first Trading Day of an Offering Period.
2.18    “Offering Document” shall have the meaning given to such term in Section 4.1.
2.19    “Offering Period” shall have the meaning given to such term in Section 4.1.
2.20    “Parent” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
2.21    “Participant” means any Eligible Employee who has executed a subscription agreement and been granted rights to purchase Common Stock pursuant to the Plan.
2.22    “Permitted Holder” shall mean DASAN Networks, Inc., a company incorporated under the laws of Korea (or any successor thereof), or any person or entity that directly or indirectly controls, is controlled by, or is under common control with, DASAN Networks, Inc.

2.23    “Plan” means this DASAN Zhone Solutions, Inc. 2018 Employee Stock Purchase Plan, as it may be amended from time to time.
2.24    “Purchase Date” means the last Trading Day of each Purchase Period.
2.25    “Purchase Period” shall refer to one or more periods within an Offering Period, as designated in the applicable Offering Document; provided, however, that, in the event no Purchase Period is designated by the Administrator in the applicable Offering Document, the Purchase Period for each Offering Period covered by such Offering Document shall be the same as the applicable Offering Period.
2.26    “Purchase Price” means the purchase price designated by the Administrator in the applicable Offering Document (which purchase price shall not be less than 85% of the Fair Market Value of a Share on the Grant Date or on the Purchase Date, whichever is lower); provided, however, that, in the event no purchase price is designated by the Administrator in the applicable Offering Document, the purchase price for the Offering Periods covered by such Offering Document shall be 85% of the Fair Market Value of a Share on the Grant Date or on the Purchase Date, whichever is lower; provided, further, that the Purchase Price may be adjusted by the Administrator pursuant to Article VIII and shall not be less than the par value of a Share.
2.27    “Securities Act” means the Securities Act of 1933, as amended.
2.28    “Share” means a share of Common Stock.
2.29    “Subsidiary” means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; provided, however, that a limited liability company or partnership may be treated as a Subsidiary to the extent either (a) such entity is treated as a disregarded entity under Treasury Regulation Section 301.7701-3(a) by reason of the Company or any other Subsidiary that is a corporation being the sole owner of such entity, or (b) such entity elects to be classified as a corporation under Treasury Regulation Section 301.7701-3(a) and such entity would otherwise qualify as a Subsidiary.
2.30     “Trading Day” means a day on which national stock exchanges in the United States are open for trading.
Article III.
SHARES SUBJECT TO THE PLAN
3.1    Number of Shares. Subject to Article VIII, the aggregate number of Shares that may be issued pursuant to rights granted under the Plan shall be 250,000 Shares. In addition to the foregoing, subject to Article VIII, on the first day of each calendar year beginning on January 1, 2019 and ending on and including January 1, 2028, the number of Shares available for issuance under the Plan shall be increased by that number of Shares equal to the lesser of (a) 1% of the Shares outstanding on the final day of the immediately preceding calendar year, and (b) such smaller number of Shares as determined by the Board. If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for issuance under the Plan. Notwithstanding anything in this Section 3.1 to the contrary, the number of Shares that may be issued or transferred pursuant to the rights granted under the Plan shall not exceed an aggregate of 2,000,000 Shares, subject to Article 8.
3.2    Stock Distributed. Any Common Stock distributed pursuant to the Plan may consist, in whole or in part, of authorized and unissued Common Stock, treasury stock or Common Stock purchased on the open market.
Article IV.
OFFERING PERIOD; OFFERING DOCUMENTS; PURCHASE DATES

4.1    Offering Periods. The Administrator may from time to time grant or provide for the grant of rights to purchase Common Stock under the Plan to Eligible Employees during one or more periods (each, an “Offering Period”) selected by the Administrator. The terms and conditions applicable to each Offering Period shall be set forth in an “Offering Document” adopted by the Administrator, which Offering Document shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate and shall be incorporated by reference into and made part of the Plan and shall be attached hereto as part of the Plan. The Administrator shall establish in each Offering Document one or more Purchase Periods during such Offering Period during which rights granted under the Plan shall be exercised and purchases of Shares carried out during such Offering Period in accordance with such Offering Document and the Plan. The provisions of separate Offering Periods under the Plan need not be identical.
4.2    Offering Documents. Each Offering Document with respect to an Offering Period shall specify (through incorporation of the provisions of this Plan by reference or otherwise):
(a)    the length of the Offering Period, which period shall not exceed twenty-seven months;
(b)    the length of the Purchase Period(s) within the Offering Period;
(c)    the maximum number of Shares that may be purchased by any Eligible Employee during such Offering Period, which, in the absence of a contrary designation by the Administrator, shall be 50,000 Shares;
(d)    in connection with each Offering Period that contains more than one Purchase Period, the maximum aggregate number of shares which may be purchased by any Eligible Employee during each Purchaser Period, which, in the absence of a contrary designation by the Administrator, shall be 50,000 shares; and
(e)    such other provisions as the Administrator determines are appropriate, subject to the Plan.
Article V.
ELIGIBILITY AND PARTICIPATION
5.1    Eligibility. Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of this Article V and the limitations imposed by Section 423(b) of the Code.
5.2    Enrollment in Plan.
(a)    Except as otherwise set forth in an Offering Document or determined by the Administrator, an Eligible Employee may become a Participant in the Plan for an Offering Period by delivering a subscription agreement to the Company by such time prior to the Enrollment Date for such Offering Period (or such other date specified in the Offering Document) designated by the Administrator and in such form as the Company provides.
(b)    Each subscription agreement shall designate a whole percentage of such Eligible Employee’s Compensation to be withheld by the Company or the Designated Subsidiary employing such Eligible Employee on each payday during the Offering Period as payroll deductions under the Plan. The designated percentage may not be less than 1% and may not be more than the maximum percentage specified by the Administrator in the applicable Offering Document (which percentage shall be 20% in the absence of any such designation). The payroll deductions made for each Participant shall be credited to an account for such Participant under the Plan and shall be deposited with the general funds of the Company.

(c)    A Participant may decrease the percentage of Compensation designated in his or her subscription agreement, subject to the limits of this Section 5.2, or may suspend his or her payroll deductions, at any time during an Offering Period; provided, however, that the Administrator may limit the number of changes a Participant may make to his or her payroll deduction elections during each Offering Period in the applicable Offering Document (and in the absence of any specific designation by the Administrator, a Participant shall be allowed one change to his or her payroll deduction elections during each Offering Period). Any such change or suspension of payroll deductions shall be effective with the first full payroll period that is at least five business days after the Company’s receipt of the new subscription agreement (or such shorter or longer period as may be specified by the Administrator in the applicable Offering Document). In the event a Participant suspends his or her payroll deductions, such Participant’s cumulative payroll deductions prior to the suspension shall remain in his or her account and shall be applied to the purchase of Shares on the next occurring Purchase Date and shall not be paid to such Participant unless he or she withdraws from participation in the Plan pursuant to Article VII.
(d)    Except as otherwise set forth in an Offering Document or determined by the Administrator, a Participant may participate in the Plan only by means of payroll deduction and may not make contributions by lump sum payment for any Offering Period.
5.3    Payroll Deductions. Except as otherwise provided in the applicable Offering Document or Section 5.8, payroll deductions for a Participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which the Participant’s authorization is applicable, unless sooner terminated by the Participant as provided in Article VII or suspended by the Participant or the Administrator as provided in Section 5.2 and Section 5.6, respectively.
5.4    Effect of Enrollment. A Participant’s completion of a subscription agreement will enroll such Participant in the Plan for each subsequent Offering Period on the terms contained therein until the Participant either submits a new subscription agreement, withdraws from participation under the Plan as provided in Article VII or otherwise becomes ineligible to participate in the Plan.
5.5    Limitation on Purchase of Common Stock. An Eligible Employee may be granted rights under the Plan only if such rights, together with any other rights granted to such Eligible Employee under “employee stock purchase plans” of the Company, any Parent or any Subsidiary, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Parent or Subsidiary to accrue at a rate that exceeds $25,000 of the fair market value of such stock (determined as of the time which such rights are granted) for each calendar year in which such rights are outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code.
5.6    Decrease or Suspension of Payroll Deductions. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5.5 or the other limitations set forth in this Plan, a Participant’s payroll deductions may be suspended by the Administrator at any time during an Offering Period. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares by reason of Section 423(b)(8) of the Code, Section 5.5 or the other limitations set forth in this Plan shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.
5.7    Foreign Employees. In order to facilitate participation in the Plan, the Administrator may provide for such special terms applicable to Participants who are citizens or residents of a foreign jurisdiction, or who are employed by a Designated Subsidiary outside of the United States, as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Such special terms may not be more favorable than the terms of rights granted under the Plan to Eligible Employees who are residents of the United States. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose. No such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.
5.8    Leave of Absence. During leaves of absence approved by the Company meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) under the Code, a Participant may continue participation in the Plan by making cash payments to the Company on his or her normal payday equal to his or her authorized payroll deduction.

ARTICLE VI
GRANT AND EXERCISE OF RIGHTS
6.1    Grant of Rights. On the Grant Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted a right to purchase the maximum number of Shares specified under Section 4.2, subject to the limits in Section 5.5, and shall have the right to buy, on each Purchase Date during such Offering Period (at the applicable Purchase Price), such number of whole Shares as is determined by dividing (a) such Participant’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date, by (b) the applicable Purchase Price (rounded down to the nearest Share). The right shall expire on the earlier of: (x) the last Purchase Date of the Offering Period, (y) last day of the Offering Period and (z) the date on which the Participant withdraws in accordance with Section 7.1 or Section 7.3.
6.2    Exercise of Rights. On each Purchase Date, each Participant’s accumulated payroll deductions and any other additional payments specifically provided for in the applicable Offering Document will be applied to the purchase of whole Shares, up to the maximum number of Shares permitted pursuant to the terms of the Plan and the applicable Offering Document, at the Purchase Price. No fractional Shares shall be issued upon the exercise of rights granted under the Plan, unless the Offering Document specifically provides otherwise. Any cash in lieu of fractional Shares remaining after the purchase of whole Shares upon exercise of a purchase right will be credited to a Participant’s account and returned to the Participant in one lump sum payment in a subsequent payroll check as soon as practicable after the Exercise Date. Shares issued pursuant to the Plan may be evidenced in such manner as the Administrator may determine and may be issued in certificated form or issued pursuant to book-entry procedures.
6.3    Pro Rata Allocation of Shares. If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which rights are to be exercised may exceed (a) the number of Shares that were available for issuance under the Plan on the Enrollment Date of the applicable Offering Period, or (b) the number of Shares available for issuance under the Plan on such Purchase Date, the Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants for whom rights to purchase Common Stock are to be exercised pursuant to this Article VI on such Purchase Date, and shall either (i) continue all Offering Periods then in effect, or (ii) terminate any or all Offering Periods then in effect pursuant to Article IX. The Company may make pro rata allocation of the Shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.
6.4    Withholding. At the time a Participant’s rights under the Plan are exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, that arise upon the exercise of the right or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Participant.
6.5    Conditions to Issuance of Common Stock. The Company shall not be required to issue or deliver any certificate or certificates for, or make any book entries evidencing, Shares purchased upon the exercise of rights under the Plan prior to fulfillment of all of the following conditions:
(a)    The admission of such Shares to listing on all stock exchanges, if any, on which the Common Stock is then listed;
(b)    The completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c)    The obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable;
(d)    The payment to the Company of all amounts that it is required to withhold under federal, state or local law upon exercise of the rights, if any; and
(e)    The lapse of such reasonable period of time following the exercise of the rights as the Administrator may from time to time establish for reasons of administrative convenience.

Article VII.
WITHDRAWAL; CESSATION OF ELIGIBILITY

7.1    Withdrawal. A Participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her rights under the Plan at any time by giving written notice to the Company in a form acceptable to the Company no later than one week prior to the end of the Offering Period (or such shorter or longer period specified by the Administrator in the Offering Document). All of the Participant’s payroll deductions credited to his or her account during an Offering Period shall be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal and such Participant’s rights for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of Shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the next Offering Period unless the Participant timely delivers to the Company a new subscription agreement.
7.2    Future Participation. A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or a Designated Subsidiary or in subsequent Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.
7.3    Cessation of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan pursuant to this Article VII and the payroll deductions credited to such Participant’s account during the Offering Period shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 12.4, as soon as reasonably practicable, and such Participant’s rights for the Offering Period shall be automatically terminated.
Article VIII
ADJUSTMENTS UPON CHANGES IN STOCK
8.1    Changes in Capitalization. Subject to Section 8.3, in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), Change in Control, reorganization, merger, amalgamation, consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, as determined by the Administrator, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any outstanding purchase rights under the Plan, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (a) the aggregate number and type of Shares (or other securities or property) that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 and the limitations established in each Offering Document pursuant to Section 4.2 on the maximum number of Shares that may be purchased); (b) the class(es) and number of Shares and price per Share subject to outstanding rights; and (c) the Purchase Price with respect to any outstanding rights.
8.2    Other Adjustments. Subject to Section 8.3, in the event of any transaction or event described in Section 8.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), or of changes in

Applicable Law or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:
(a)    To provide for either (i) termination of any outstanding right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (ii) the replacement of such outstanding right with other rights or property selected by the Administrator in its sole discretion;
(b)    To provide that the outstanding rights under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
(c)    To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding rights under the Plan and/or in the terms and conditions of outstanding rights and rights that may be granted in the future;
(d)    To provide that Participants’ accumulated payroll deductions may be used to purchase Common Stock prior to the next occurring Purchase Date on such date as the Administrator determines in its sole discretion and the Participants’ rights under the ongoing Offering Period(s) shall be terminated; and
(e)    To provide that all outstanding rights shall terminate without being exercised.
8.3    No Adjustment Under Certain Circumstances. No adjustment or action described in this Article VIII or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to fail to satisfy the requirements of Section 423 of the Code.
8.4    No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to outstanding rights under the Plan or the Purchase Price with respect to any outstanding rights.
Article IX.
AMENDMENT, MODIFICATION AND TERMINATION
9.1    Amendment, Modification and Termination. The Administrator may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that approval of the Company’s stockholders shall be required to amend the Plan to: (a) increase the aggregate number, or change the type, of shares that may be sold pursuant to rights under the Plan under Section 3.1 (other than an adjustment as provided by Article VIII); (b) change the corporations or classes of corporations whose employees may be granted rights under the Plan; or (c) change the Plan in any manner that would cause the Plan to no longer be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.
9.2    Certain Changes to Plan. Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, to the extent permitted by Section 423 of the Code, the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld from Compensation during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of payroll withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion to be advisable that are consistent with the Plan.

9.3    Actions In the Event of Unfavorable Financial Accounting Consequences. In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(a)    altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;
(b)    shortening any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the Administrator action; and
(c)    allocating Shares.
Such modifications or amendments shall not require stockholder approval or the consent of any Participant.
9.4    Payments Upon Termination of Plan. Upon termination of the Plan, the balance in each Participant’s Plan account shall be refunded as soon as practicable after such termination, without any interest thereon.
Article X.
TERM OF PLAN
The Plan shall be effective on the Effective Date. The effectiveness of the Plan shall be subject to approval of the Plan by the stockholders of the Company within twelve months following the date the Plan is first approved by the Board. No right may be granted under the Plan prior to such stockholder approval. The Plan shall be in effect until the tenth anniversary of the date of the initial adoption of the Plan by the Board, unless sooner terminated under Section 9.1 hereof. No rights may be granted under the Plan during any period of suspension of the Plan or after termination of the Plan.
Article XI.
ADMINISTRATION
11.1    Administrator. Unless otherwise determined by the Board, the Administrator of the Plan shall be the Compensation Committee of the Board (or another committee or a subcommittee of the Board to which the Board delegates administration of the Plan) (such committee, the “Committee”). The Board may at any time vest in the Board any authority or duties for administration of the Plan.
11.2    Action by the Administrator. Unless otherwise established by the Board or in any charter of the Administrator, a majority of the Administrator shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and, subject to Applicable Law and the Bylaws of the Company, acts approved in writing by a majority of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Designated Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
11.3    Authority of Administrator. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(a)    To determine when and how rights to purchase Common Stock shall be granted and the provisions of each offering of such rights (which need not be identical).
(b)    To designate from time to time which Subsidiaries of the Company shall be Designated Subsidiaries, which designation may be made without the approval of the stockholders of the Company.
(c)    To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.
(d)    To amend, suspend or terminate the Plan as provided in Article IX.
(e)    Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.
11.4    Decisions Binding. The Administrator’s interpretation of the Plan, any rights granted pursuant to the Plan, any subscription agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.
Article XII
MISCELLANEOUS
12.1    Restriction upon Assignment. A right granted under the Plan shall not be transferable other than by will or the applicable laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. Except as provided in Section 12.4 hereof, a right under the Plan may not be exercised to any extent except by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in the Plan, the Participant’s rights under the Plan or any rights thereunder.
12.2    Rights as a Stockholder. With respect to Shares subject to a right granted under the Plan, a Participant shall not be deemed to be a stockholder of the Company, and the Participant shall not have any of the rights or privileges of a stockholder, until such Shares have been issued to the Participant or his or her nominee following exercise of the Participant’s rights under the Plan. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein or as determined by the Administrator.
12.3    Interest. No interest shall accrue on the payroll deductions or contributions of a Participant under the Plan.
12.4    Designation of Beneficiary.
(a)    A Participant may, in the manner determined by the Administrator, file a written designation of a beneficiary who is to receive any Shares and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to a Purchase Date on which the Participant’s rights are exercised but prior to delivery to such Participant of such Shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the Participant’s rights under the Plan. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary shall not be effective without the prior written consent of the Participant’s spouse.
(b)    Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
12.5    Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
12.6    Equal Rights and Privileges. Subject to Section 5.7, all Eligible Employees will have equal rights and privileges under this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Subject to Section 5.7, any provision of this Plan that is inconsistent with Section 423 of the Code will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code.
12.7    Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.
12.8    Reports. Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of Shares purchased and the remaining cash balance, if any.
12.9    No Employment Rights. Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or any Parent or Subsidiary or affect the right of the Company or any Parent or Subsidiary to terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause.
12.10    Notice of Disposition of Shares. Each Participant shall give prompt notice to the Company of any disposition or other transfer of any Shares purchased upon exercise of a right under the Plan if such disposition or transfer is made: (a) within two years from the Grant Date of the Offering Period in which the Shares were purchased or (b) within one year after the Purchase Date on which such Shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.
12.11    Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.
12.12    Electronic Forms. To the extent permitted by Applicable Law and in the discretion of the Administrator, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Administrator. Before the commencement of an Offering Period, the Administrator shall prescribe the time limits within which any such electronic form shall be submitted to the Administrator with respect to such Offering Period in order to be a valid election.

DZS™

DASAN Zhone Solutions

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 10:00 a.m. Pacific Time, on May 22, 2018

Vote by Internet

- Go to **www.envisionreports.com/DZSI**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The DZSI Board of Directors unanimously recommends that stockholders vote "FOR" the listed nominees in Proposal 1 and "FOR" Proposals 2, 3 and 4.

	For	Withhold		For	Withhold
01 - Sung-Bin Park	☐	☐	02 - Rolf Unterberger	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy card. If shares are held jointly, each joint holder must sign. When signing as trustee, executor, administrator, guardian, attorney or corporate officer, please print your full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

02TXLD

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

DZS™

DASAN Zhone Solutions

Proxy — DASAN ZHONE SOLUTIONS, INC.

ANNUAL MEETING OF STOCKHOLDERS
May 22, 2018

THIS PROXY IS SOLICITED ON BEHALF OF THE DZSI BOARD OF DIRECTORS

The undersigned revokes all previous proxies, acknowledges receipt of the notice of annual meeting of stockholders and the accompanying proxy statement, and hereby appoints Il Yung Kim and Michael Golomb, with full power of substitution as to each, as proxies of the undersigned, to represent the undersigned and to vote all shares of common stock of DZSI that the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the annual meeting of stockholders of DZSI to be held on May 22, 2018 at 10:00 a.m., Pacific Time at 7195 Oakport Street, Oakland, California 94621, and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present.

THE SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED AS INSTRUCTED BY THE STOCKHOLDER. IF NO INSTRUCTIONS ARE SPECIFIED, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE ANNUAL MEETING, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, THIS PROXY CARD WILL CONFER DISCRETIONARY AUTHORITY ON THE INDIVIDUALS NAMED AS PROXIES TO VOTE THE SHARES REPRESENTED BY THE PROXY IN ACCORDANCE WITH THEIR BEST JUDGMENT.

DZSI's proxy statement and annual report are available electronically at www.envisionreports.com/DZSI.

SEE REVERSE SIDE **TO BE SIGNED AND DATED ON REVERSE SIDE** **SEE REVERSE SIDE**